FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-165147

Dated September 9, 2011	JPMCC 2011-C5

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2011-C5 _________________________________________
$1,029,699,910 (Approximate Mortgage Pool Balance)

$720,790,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

_________________________________________

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2011-C5
_________________________________________

JPMorgan Chase Bank, National Association Mortgage Loan Seller J.P. Morgan Sole Bookrunner and Lead Manager
Goldman, Sachs & Co. Co-Manager	Wells Fargo Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	JPMCC 2011-C5

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Goldman, Sachs & Co. and Wells Fargo Securities, LLC (together the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Seller.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates  any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Indicative Capital Structure

Publicly Offered Classes
Class(1)	Expected Ratings (Moody’s / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAA(sf) / AAA	$49,765,000	30.000%	2.55	10/11 – 5/16	41.7%	16.9%
A-2	Aaa(sf) / AAA(sf) / AAA	$199,727,000	30.000%	4.83	6/16 – 10/16	41.7%	16.9%
A-3	Aaa(sf) / AAA(sf) / AAA	$405,850,000	30.000%	9.79	4/21 – 8/21	41.7%	16.9%
A-SB	Aaa(sf) / AAA(sf) / AAA	$65,448,000	30.000%	7.17	5/16 – 4/21	41.7%	16.9%
X-A(7)	Aaa(sf) / AAA(sf) / AAA	$807,027,000	N/A	N/A	N/A	N/A	N/A

Privately Offered Classes
Class(1)	Expected Ratings (Moody’s / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B(7)	Aaa(sf) / NR / AAA	$222,672,910	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf) / AAA	$86,237,000	21.625%	9.89	8/21 – 9/21	46.6%	15.1%
B	Aa2(sf) / AA(sf) / AA	$51,485,000	16.625%	9.96	9/21 – 9/21	49.6%	14.2%
C	A2(sf) / A(sf) / A	$39,901,000	12.750%	9.96	9/21 – 9/21	51.9%	13.5%
D	Baa3(sf) / BBB-(sf) / BBB-	$65,644,000	6.375%	9.96	9/21 – 9/21	55.7%	12.6%
E	Ba2(sf) / BB(sf) / BB	$12,871,000	5.125%	9.96	9/21 – 9/21	56.5%	12.4%
F	B1(sf) / B+(sf) / B+	$9,010,000	4.250%	9.96	9/21 – 9/21	57.0%	12.3%
G	B3(sf) / B-(sf) / B-	$16,732,000	2.625%	9.96	9/21 – 9/21	57.9%	12.1%
NR	NR / NR / NR	$27,029,910	0.000%	9.96	9/21 – 9/21	59.5%	11.8%
(1)	Does not reflect the Class R and Class Z Certificates. The Class Z Certificates are entitled to excess interest related to the ARD Loans included in the pool.
(2)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(3)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates in the aggregate.

(4)	Assumes 0% CPR / 0% CDR and a September 29, 2011 settlement date. Based on Modeling Assumptions as described in the Free Writing Prospectus, dated September 9, 2011 (the “Free Writing Prospectus”).
(5)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of such Class of Certificates and all Classes of Certificates senior to such Class of Certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(6)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total Certificate Balance for such Class and all Classes of Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The Class X-A and Class X-B Notional Amounts are defined in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Summary of Transaction Terms

Securities Offered:	$720,790,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

Mortgage Loan Seller:	JPMorgan Chase Bank, National Association (“JPMCB”).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Special Servicer:	Torchlight Loan Services, LLC.

Directing Certificateholder:	Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, will be the initial Directing Certificateholder.

Trustee/Paying Agent:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investor Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about September 22, 2011.

Closing Date:	On or about September 29, 2011.

Cut-off Date:
With respect to each mortgage loan, the due date of the related mortgage loan in September 2011, or with respect to any mortgage loan that was originated in August 2011 or on September 1, 2011 and has its first due date in October 2011, September 1, 2011, or with respect to any mortgage loan that was originated after September 1, 2011, the origination date of such loan.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on October 17, 2011.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in October 2011.

Assumed Final Distribution Date:	The Distribution Date in September 2021, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in August 2046.

Tax Treatment:	The Certificates other than the Class R and Class Z Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-SB and Class X-A Certificates will be offered publicly.  The Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S for non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:	$10,000 for each Class of Publicly Offered Certificates (other than the Class X-A Certificates) and $1,000,000 for the Class X-A Certificates.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Structural Overview

▪ Accrual:	Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis.
▪ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of the Certificates (other than the Class R and Class Z Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (iv) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

▪ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates, until the certificate balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distributed date set forth in Annex E to the Free Writing Prospectus, then to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans to such Classes on or prior to such date). The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the principal balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates) and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the principal balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Structural Overview

▪	Yield Maintenance Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the principal balance classes in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class A-S Certificates, on the one hand ("YM Group A") and the Class B, Class C, Class D and Class X-B Certificates, on the other hand ("YM Group B"). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

No Yield Maintenance Charges will be distributed to the Class E, Class F, Class G or Class NR Certificates.  Once the principal balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

▪	Realized Losses:
Realized losses on the mortgage loans will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such Class has been reduced to zero.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’ and Class X-B Certificates’ notional amounts, respectively.

▪	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the master servicer, the special servicer or the trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the special servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, Master Servicer, Special Servicer, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loans’ interest rate or principal balance; (g) and shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R and Class Z Certificates), beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

▪	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, as applicable, plus, in any case, outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit. The Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Structural Overview

▪	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

▪	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced by multiplying such delinquent interest amount by a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

▪	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

▪	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the special servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the special servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the special servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal.

The special servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the special servicer does not receive an offer at least equal to the Purchase Price, the special servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the special servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the special servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the special servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the trustee) and the trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural Overview

▪	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the special servicer does not receive any offers that are at least equal to the Purchase Price, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the special servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the special servicer or any of its affiliates. Prior to the occurrence of a Consultation Termination Event, any sale of a defaulted mortgage loan for less than the Purchase Price will be subject to a right of first refusal held by the Directing Certificateholder, which right of first refusal must be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated pursuant to the proposed terms, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that defaulted mortgage loan by the special servicer pursuant to any new sale solicitation by the special servicer.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell such mortgaged property or (2) the trustee, the paying agent and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust or cause the trust fund (or either REMIC of the trust fund) to fail to qualify as a REMIC. See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

▪	Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination happens to be the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.

▪	Control Eligible Certificates:	Class E, Class F, Class G and Class NR Certificates.
▪	Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

▪	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural Overview

▪	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

▪	Directing Certificateholder:
Torchlight Investors, LLC, on behalf of one or more managed funds or accounts, will be the initial Directing Certificateholder and one or more of its managed accounts will also own 100% of the Control Eligible Certificates as of the Closing Date.

▪	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and, after the occurrence and during the continuance of a Control Event, consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will prepare an annual report for the benefit of all Certificateholders based on the Senior Trust Advisor’s review of certain information delivered to the Senior Trust Advisor including each final asset status report delivered to it during the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

Prior to the occurrence and continuance of a Control Event, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Trustee’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Trustee’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each Final Asset Status Report in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will be responsible for:

		▪	the preparation of its annual report
▪
recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer

▪
reviewing each Asset Status Report prepared by the Special Servicer and consulting with the Special Servicer in connection with certain major decisions, and, in each case, proposing possible alternative courses of action as appropriate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural Overview

▪	Senior Trust Advisor (continued):
After the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the Holders of such Certificates elect to remove and replace the Special Servicer, the Trustee will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

▪	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

▪	Control Event:
A Control Event will occur when the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan.

Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

▪	Consultation Termination Event:
A Consultation Termination Event will occur when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural Overview

▪	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of Holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

▪	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

A “Modification Fee” with respect to any mortgage loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan. With respect to the Master Servicer and Special Servicer, the Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.

After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural Overview

▪	Master Servicer and Special Servicer Compensation (Continued):
The "Excess Modification Fee Amount" for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan as additional compensation within the prior 12 months; provided, however that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

▪	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting Holders to the Trustee of all reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote and (iii) delivery by such Holders to the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders),  the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice.  Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the Holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal.

▪	Deal Website:	The Trustee will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Collateral Characteristics

Loan Pool
Initial Pool Balance (IPB):	$1,029,699,910
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	209
Average Cut-off Date Balance per Mortgage Loan:	$23,402,271
Weighted Average Current Mortgage Rate:	5.41488%
10 Largest Mortgage Loans as % of IPB:	61.8%
Weighted Average Remaining Term to Maturity (months)(1)(2):	105
Weighted Average Seasoning (months):	1
Credit Statistics
Weighted Average UW NCF DSCR:	1.73x
Weighted Average UW NOI Debt Yield:	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	59.5%
Weighted Average Maturity Date LTV(1):	53.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	5.4%
% of Mortgage Loans with Single Tenants:	20.5%
Amortization
Weighted Average Original Amortization Term (months)(3):	342
Weighted Average Remaining Amortization Term (months)(3):	341
% of Mortgage Loans with Amortizing Balloon:	47.7%
% of Mortgage Loans with Amortization followed by ARD Structure:	5.9%
% of Mortgage Loans with Interest Only followed by ARD Structure:	12.1%
% of Mortgage Loans with Interest Only:	17.5%
% of Mortgage Loans with Partial Interest Only followed by Amortizing Balloon:	16.8%
Cash Management(4)
% of Mortgage Loans with In-Place, Hard Lockboxes:	62.7%
% of Mortgage Loans with In-Place, CMA Lockboxes:	19.0%
% of Mortgage Loans with Springing Lockboxes:	15.9%
% of Mortgage Loans with Soft Lockboxes:	1.5%
% of Mortgage Loans with No Cash Management:	0.9%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	48.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	9.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(5):	56.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(6):	45.0%

(1) In the case of four mortgage loans with an anticipated repayment date, as of the related anticipated repayment date.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect the loans’ contractual loan terms.
(3) Excludes mortgage loans that are interest only for the entire term.
(4) For detailed description of Cash Management, refer to “Lockbox Accounts” in the Free Writing Prospectus.
(5) CapEx Reserves includes FF&E reserves for hotel properties.
(6) Calculated only with respect to Cut-off Date Balance for office, retail and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Collateral Characteristics

Top 10 Mortgage Loans

		Number					UW	UW NOI	Cut-off	Maturity
		of	Cut-off Date	% of	SF/	Property	NCF	Debt	Date	Date/ARD
No.	Loan Name	Properties	Balance	IPB	Rooms	Type	DSCR	Yield	LTV Ratio	LTV Ratio
1	InterContinental Hotel Chicago	1	$145,000,000	14.1%	792	Hotel	1.57x	10.8%	50.2%	44.1%
2	SunTrust Bank Portfolio I	121	100,000,000	9.7	646,399	Retail	2.51x	14.7%	50.0%	50.0%
3	Asheville Mall	1	78,000,000	7.6	323,832	Retail	1.38x	11.2%	63.4%	48.8%
4	Sun Development and Management Portfolio	5	56,024,503	5.4	637	Hotel	1.83x	12.7%	54.6%	48.7%
5	Google Kirkland Campus	1	54,475,000	5.3	194,825	Office	1.31x	10.9%	59.9%	46.2%
6	24 West 57th Street	1	48,850,000	4.7	110,818	Mixed Use	1.35x	9.5%	61.1%	56.5%
7	Kite Retail Portfolio	4	43,400,000	4.2	359,373	Retail	1.31x	9.9%	74.9%	62.5%
8	Orland Park Place	1	42,280,000	4.1	598,774	Retail	2.00x	13.0%	51.8%	51.8%
9	LaSalle Select Portfolio	4	40,085,439	3.9	399,641	Office	1.39x	10.5%	74.9%	62.2%
10	Denver West Village	1	28,000,000	2.7	310,150	Retail	1.78x	12.6%	62.2%	55.1%

Top 3 Total / Weighted Average:		123	$323,000,000	31.4%			1.82x	12.1%	53.3%	47.1%
Top 5 Total / Weighted Average:		129	$433,499,503	42.1%			1.75x	12.0%	54.3%	47.2%
Top 10 Total / Weighted Average:		140	$636,114,942	61.8%			1.69x	11.7%	57.7%	50.5%

Existing Third Party Mezzanine Debt Summary

			Mezzanine	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Loan	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
4	Sun Development and Management Portfolio	$56,024,503	$17,700,000	$73,724,503	1.83x	1.22x	54.6%	71.9%	12.7%	9.7%

Previous Securitization History

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
1	InterContinental Hotel Chicago	Chicago, IL	Hotel	$145,000,000	14.1%	COMM 2005-FL11
6	24 West 57th Street	New York, NY	Mixed Use	$48,850,000	4.7%	WBCMT 2004-C12
8	Orland Park Place	Orland Park, IL	Retail	$42,280,000	4.1%	FUNBC 2001-C4
10	Denver West Village	Lakewood , CO	Retail	$28,000,000	2.7%	MSDWC 2002-HQ
23	Inman Grove Shopping Center	Edison, NJ	Retail	$12,977,278	1.3%	PSSF 2000-C1
24	River North Portfolio	Chicago, IL	Mixed Use	$12,724,731	1.2%	CSFB 2001-CP4(1)
25	Fairview Heights Plaza	Fairview Heights, IL	Retail	$12,473,376	1.2%	BSCMS 2004-T16(2)
29	Shaw's Londonderry	Londonderry, NH	Retail	$11,000,000	1.1%	MSDWC 2001-T3
31	Franklin Centre	Franklin, WI	Retail	$8,484,829	0.8%	GMACC 2002-C1
32	Village Ten Center	Coon Rapids, MN	Retail	$8,300,000	0.8%	GSMS 2004-C1
33	Caton Crossing	Plainfield, IL	Retail	$7,700,000	0.7%	GSMS 2004-C1
38	Creek Crossing Shopping Center	Mesquite, TX	Retail	$5,034,769	0.5%	CSFB 2001-CK6

(1) For Loan No. 24, only debt on 500 N. Clark was previously securitized.
(2) For Loan No. 25, majority of property was previously encumbered by a loan that was securitized in BSCMS 2004-T16 and the remainder of the property was encumbered by a loan that was securitized in GECMC 2005-C2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term(2)	Term(2)	DSCR	Yield	LTV Ratio	LTV Ratio
4	Sun Development and Management Portfolio	Various	$56,024,503	5.4%	$49,980,786	25.0%	60	57	1.83x	12.7%	54.6%	48.7%
6	24 West 57th Street	New York, NY	48,850,000	4.7	45,178,660	22.6	60	60	1.35x	9.5%	61.1%	56.5%
11	Lehigh Valley Portfolio	Bethlehem, PA	26,428,532	2.6	24,407,119	12.2	60	57	1.78x	13.2%	67.6%	62.4%
16	Maitland 200	Maitland, FL	17,231,630	1.7	15,909,153	8.0	60	59	1.58x	11.9%	73.3%	67.7%
17	Landing Apartments	Lafayette, LA	15,962,585	1.6	14,665,901	7.3	60	58	1.68x	10.9%	73.9%	67.9%
25	Fairview Heights Plaza	Fairview Heights, IL	12,473,376	1.2	11,530,293	5.8	60	58	1.27x	9.1%	66.7%	61.7%
26	Heritage Commons III	Fort Worth, TX	12,359,613	1.2	10,977,697	5.5	60	58	1.45x	11.0%	65.1%	57.8%
35	Morningstar of Chapel Hill	Carrboro, NC	6,450,000	0.6	6,027,347	3.0	60	60	1.35x	9.7%	72.9%	68.1%
36	The Cove at Southern	Statesboro, GA	5,850,000	0.6	5,454,703	2.7	60	60	1.43x	10.8%	69.6%	64.9%
38	Creek Crossing Shopping Center	Mesquite, TX	5,034,769	0.5	4,655,883	2.3	60	59	1.43x	9.9%	69.9%	64.7%
41	Towneplace Suites Charlotte	Charlotte, NC	4,320,000	0.4	3,921,432	2.0	60	60	1.58x	12.5%	60.0%	54.5%
42	Fairfield Inn & Suites East Ridge	East Ridge, TN	4,080,000	0.4	3,703,575	1.9	60	60	1.52x	12.0%	60.0%	54.5%
44	Morningstar of Virginia Beach	Virginia Beach, VA	3,550,000	0.3	3,317,377	1.7	60	60	1.28x	9.3%	68.9%	64.4%

Total / Weighted Average:			$218,615,008	21.2%	$199,729,926	100.0%			1.58x	11.3%	63.5%	58.1%

Class A-SB(3)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term(2)	Term(2)	DSCR	Yield	LTV Ratio	LTV Ratio
20	Verizon Alabama HQ	Huntsville, AL	$15,125,000	1.5%	$15,125,000	23.1%	84	84	2.07x	12.2%	54.0%	54.0%

Total / Weighted Average:			$15,125,000	1.5%	$15,125,000	23.1%			2.07x	12.2%	54.0%	54.0%
(1) Represents mortgage loans  whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a prepayment rate of 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses (ii) there are no extensions of maturity dates of any mortgage loans in the pool and (iii) each mortgage loan  in the pool is paid in full on its stated maturity date or, in the case of the mortgage loans with anticipated repayment dates, on such anticipated repayment date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage assets.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) Represents mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a prepayment rate of 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses (ii) there are no extensions of maturity dates of any mortgage loans in the pool and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, in the case of the mortgage loans with anticipated repayment dates, on such anticipated repayment date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
$3,550,000	-	$9,999,999	15	$87,265,587	8.5%	5.52783%	98	1.78x	12.0%	62.0%	56.8%
$10,000,000	-	$24,999,999	16	229,390,850	22.3	5.28047%	101	1.76x	11.5%	61.9%	57.2%
$25,000,000	-	$49,999,999	8	279,543,971	27.1	5.29572%	103	1.63x	11.4%	64.8%	57.9%
$50,000,000	-	$99,999,999	3	188,499,503	18.3	5.55006%	101	1.49x	11.6%	59.8%	48.0%
$100,000,000	-	$145,000,000	2	245,000,000	23.8	5.53245%	119	1.95x	12.4%	50.1%	46.5%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Mortgage Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
4.59400%	-	4.74999%	2	$28,322,198	2.8%	4.64026%	58	1.58x	10.9%	70.1%	63.5%
4.75000%	-	4.99999%	3	99,684,665	9.7	4.88181%	57	1.77x	12.7%	61.3%	55.6%
5.00000%	-	5.24999%	11	164,509,782	16.0	5.11446%	94	1.74x	11.2%	59.2%	55.2%
5.25000%	-	5.49999%	12	321,545,948	31.2	5.41107%	118	1.95x	12.5%	61.4%	55.9%
5.50000%	-	5.74999%	7	234,935,040	22.8	5.60850%	117	1.70x	11.4%	52.4%	47.7%
5.75000%	-	6.25000%	9	180,702,278	17.5	5.85890%	112	1.36x	11.0%	63.1%	50.3%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Original Term to Maturity/ARD in Months(1)(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
60	13	$218,615,008	21.2%	5.05143%	58	1.58x	11.3%	63.5%	58.1%
84	1	15,125,000	1.5	5.68100%	84	2.07x	12.2%	54.0%	54.0%
120	30	795,959,902	77.3	5.50964%	119	1.76x	11.9%	58.5%	51.7%
Total / Weighted Average:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
57	-	60	13	$218,615,008	21.2%	5.05143%	58	1.58x	11.3%	63.5%	58.1%
61	-	114	1	15,125,000	1.5	5.68100%	84	2.07x	12.2%	54.0%	54.0%
115	-	120	30	795,959,902	77.3	5.50964%	119	1.76x	11.9%	58.5%	51.7%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

15 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
Interest Only	15	$304,776,500	29.6%	5.40477%	116	2.26x	13.4%	52.3%	52.3%
300	7	220,259,115	21.4	5.54403%	98	1.49x	11.5%	60.3%	48.9%
336	1	6,660,778	0.6	5.25000%	117	1.67x	14.1%	69.4%	55.9%
360	21	498,003,517	48.4	5.36615%	102	1.50x	10.8%	63.4%	55.5%
Total / Weighted Average:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
Interest Only			15	$304,776,500	29.6%	5.40477%	116	2.26x	13.4%	52.3%	52.3%
297	-	300	7	220,259,115	21.4	5.54403%	98	1.49x	11.5%	60.3%	48.9%
301	-	336	1	6,660,778	0.6	5.25000%	117	1.67x	14.1%	69.4%	55.9%
337	-	360	21	498,003,517	48.4	5.36615%	102	1.50x	10.8%	63.4%	55.5%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Amortization Types(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
Balloon	25	$490,713,798	47.7%	5.42655%	100	1.48x	11.2%	66.3%	55.8%
Interest Only	13	179,776,500	17.5	5.39417%	115	2.10x	12.6%	53.8%	53.8%
IO-Balloon	2	173,000,000	16.8	5.51726%	119	1.60x	11.1%	52.1%	45.9%
ARD-Interest Only	2	125,000,000	12.1	5.42000%	118	2.50x	14.6%	50.0%	50.0%
ARD-Balloon	2	61,209,613	5.9	5.08228%	60	1.37x	9.8%	61.9%	56.8%
Total / Weighted Average:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
1.27x	-	1.40x	12	$332,870,922	32.3%	5.57906%	107	1.34x	10.4%	66.4%	55.0%
1.41x	-	1.55x	6	56,477,642	5.5	5.34963%	90	1.44x	10.8%	69.8%	60.5%
1.56x	-	1.70x	7	216,129,860	21.0	5.44225%	108	1.59x	11.1%	56.1%	49.3%
1.71x	-	2.00x	7	181,424,986	17.6	5.14713%	91	1.87x	12.8%	57.5%	53.3%
2.01x	-	2.30x	7	103,606,500	10.1	5.36253%	112	2.12x	12.4%	54.8%	54.8%
2.31x	-	2.57x	5	139,190,000	13.5	5.39419%	118	2.50x	14.5%	50.2%	50.2%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

16 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Collateral Characteristics

LTV Ratios as of the Cut-off Date

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
49.5%	-	49.9%	2	$29,650,000	2.9%	5.40181%	118	2.46x	14.4%	49.8%	49.8%
50.0%	-	54.9%	9	406,289,503	39.5	5.40778%	109	1.97x	12.5%	51.3%	48.3%
55.0%	-	59.9%	9	142,219,896	13.8	5.56645%	118	1.75x	11.9%	57.8%	51.4%
60.0%	-	64.9%	7	183,241,951	17.8	5.53688%	101	1.46x	11.1%	62.6%	52.4%
65.0%	-	69.9%	10	106,543,906	10.3	5.21242%	81	1.51x	11.3%	67.4%	59.8%
70.0%	-	75.0%	7	161,754,654	15.7	5.29698%	105	1.41x	10.4%	74.6%	63.7%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

LTV Ratios as of the Maturity Date/ARD(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
44.1%	-	47.1%	3	$213,705,137	20.8%	5.65669%	119	1.51x	10.9%	53.1%	44.8%
47.2%	-	52.1%	10	344,687,763	33.5	5.44177%	109	1.99x	13.0%	54.6%	49.8%
52.2%	-	57.1%	16	219,441,238	21.3	5.32956%	101	1.79x	11.7%	59.8%	55.5%
57.2%	-	62.1%	4	49,247,818	4.8	5.20309%	87	1.58x	11.0%	63.7%	58.7%
62.2%	-	67.1%	8	162,973,740	15.8	5.32550%	104	1.43x	10.7%	73.3%	62.6%
67.2%	-	68.1%	3	39,644,215	3.9	4.98034%	59	1.58x	11.1%	73.5%	67.8%
Total / Weighted Average:			44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Prepayment Protection(3)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
Yield Maintenance	38	$848,873,626	82.4%	5.40664%	104	1.77x	11.8%	58.2%	52.7%
Defeasance	6	180,826,284	17.6	5.45353%	111	1.53x	11.3%	65.8%	54.9%
Total / Weighted Average:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR	DY	LTV	LTV(1)
Refinance	29	$808,444,937	78.5%	5.46442%	107	1.69x	11.7%	58.8%	51.8%
Acquisition	15	221,254,974	21.5	5.23386%	100	1.87x	12.1%	62.0%	58.1%
Total / Weighted Average:	44	$1,029,699,910	100.0%	5.41488%	105	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 20, 35 and 44, the first payment date for the loans is November 1, 2011. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the October 2011 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) Two mortgage loans (Loan Nos. 2 and 13) allow for partial releases of individual mortgage properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10.0% of the initial principal balance of the related mortgage loans without a payment of a yield maintenance charge or prepayment premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

17 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Collateral Characteristics

WA
MT
ND
MN
OR
ID
SD
WI
MI
WY
NY
VT
NH
MA
CT
RI
ME
PA
IA
NE
NV
UT
CO
IL
IN
OH
NJ
MD
DE
WV
VA
KS
MO
KY
CA
TN
NC
OK
AR
SC
AZ
NM
MS
AL
GA
TX
LA
FL
HI
AK
Percentage of Initial Pool Balance
10.1 - 23.4%
5.1 - 10.0%
0.1- 5.0%

MAP © 2011 CARTIFACT, INC. LOS ANGELES, CA · DATA © TANA

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR	DY	LTV	LTV(1)
Illinois	8	$241,178,107	23.4%	84.7%	1.66x	11.2%	53.8%	48.8%
North Carolina	31	122,263,999	11.9	93.0%	1.64x	11.8%	60.2%	50.4%
Florida	56	90,385,791	8.8	95.9%	2.09x	13.1%	58.6%	55.3%
Georgia	34	83,465,611	8.1	91.9%	1.79x	11.9%	65.7%	58.2%
Texas	7	72,320,056	7.0	92.3%	1.81x	11.9%	59.4%	54.2%
Washington	1	54,475,000	5.3	100.0%	1.31x	10.9%	59.9%	46.2%
Indiana	3	52,200,000	5.1	92.8%	1.36x	10.2%	74.9%	62.5%
New York	1	48,850,000	4.7	98.9%	1.35x	9.5%	61.1%	56.5%
Alabama	4	32,622,649	3.2	94.1%	2.09x	12.5%	55.7%	55.7%
Colorado	1	28,000,000	2.7	86.5%	1.78x	12.6%	62.2%	55.1%
Pennsylvania	6	26,428,532	2.6	90.9%	1.78x	13.2%	67.6%	62.4%
New Jersey	2	26,033,077	2.5	83.6%	1.57x	11.4%	60.0%	52.0%
Tennessee	19	25,256,358	2.5	85.3%	2.04x	13.4%	53.6%	50.1%
California	1	19,305,068	1.9	70.7%	1.83x	12.7%	54.6%	48.7%
Oklahoma	1	18,690,000	1.8	96.3%	2.10x	12.7%	56.0%	56.0%
Virginia	17	16,756,023	1.6	95.1%	2.24x	13.5%	54.0%	53.0%
Louisiana	1	15,962,585	1.6	95.7%	1.68x	10.9%	73.9%	67.9%
New Hampshire	1	11,000,000	1.1	91.4%	1.33x	11.3%	64.7%	49.9%
Maryland	6	10,038,035	1.0	100.0%	2.50x	14.7%	50.0%	50.0%
Michigan	1	8,991,951	0.9	86.1%	1.81x	12.9%	64.7%	54.4%
Wisconsin	1	8,484,829	0.8	92.7%	1.33x	10.7%	67.9%	57.2%
Minnesota	1	8,300,000	0.8	96.1%	1.95x	11.7%	50.0%	50.0%
Mississippi	1	5,682,059	0.6	61.4%	1.83x	12.7%	54.6%	48.7%
South Carolina	5	3,010,181	0.3	100.0%	2.50x	14.7%	50.0%	50.0%
Total / Weighted Average:	209	$1,029,699,910	100.0%	90.8%	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR	DY	LTV	LTV(1)
Retail	Anchored	25	$391,376,889	38.0%	92.8%	1.71x	11.6%	61.1%	54.3%
	Freestanding	152	128,653,260	12.5	100.0%	2.47x	14.6%	50.3%	50.0%
	Subtotal	177	$520,030,149	50.5%	94.6%	1.89x	12.3%	58.4%	53.3%

Hotel	Full Service	2	$164,305,068	16.0%	76.1%	1.60x	11.0%	50.7%	44.6%
	Limited Service	3	23,952,279	2.3	74.4%	1.78x	12.6%	55.5%	49.7%
	Extended Stay	3	21,167,155	2.1	73.0%	1.78x	12.7%	55.7%	49.9%
	Subtotal	8	$209,424,503	20.3%	75.6%	1.64x	11.4%	51.8%	45.7%
Office	Suburban	15	$172,365,991	16.7%	94.2%	1.52x	11.5%	66.1%	56.4%
Mixed Use	Office/Retail	3	$61,574,731	6.0%	99.1%	1.40x	9.9%	62.6%	56.6%
	Retail/Office	1	25,500,000	2.5	95.9%	1.41x	10.5%	75.0%	62.5%
	Subtotal	4	$87,074,731	8.5%	98.2%	1.40x	10.1%	66.2%	58.3%
Multifamily	Garden	1	$15,962,585	1.6%	95.7%	1.68x	10.9%	73.9%	67.9%
	Student	1	5,850,000	0.6	95.5%	1.43x	10.8%	69.6%	64.9%
	Subtotal	2	$21,812,585	2.1%	95.6%	1.61x	10.9%	72.7%	67.1%
Self Storage		2	$10,000,000	1.0%	84.3%	1.33x	9.6%	71.5%	66.8%
Manufactured Housing		1	$8,991,951	0.9%	86.1%	1.81x	12.9%	64.7%	54.4%

Total/Weighted Average:		209	$1,029,699,910	100.0%	90.8%	1.73x	11.8%	59.5%	53.1%

(1) In the case of the four mortgage loans with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

20 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

21 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

22 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$145,000,000		Title:	Fee
Cut-off Date Principal Balance:	$145,000,000		Property Type - Property Subtype:	Hotel – Full Service
% of Pool by IPB:	14.1%		Rooms:	792
Loan Purpose:	Refinance		Location:	Chicago, IL
Borrower:	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC		Year Built/Renovated:	1929 / 2010
			Occupancy:	76.8%
Sponsor:	Strategic Hotel Funding L.L.C.		Occupancy Date:	6/30/2011
Interest Rate:	5.61000%		Number of Tenants:	N/A
Note Date:	7/28/2011		Historical Net Operating Income
Maturity Date:	8/1/2021		2008(1):	$22,955,636
Interest-only Period:	24 months		2009(1):	$14,967,361
Original Term:	120 months		2010(1):	$14,868,502
Original Amortization:	360 months		TTM(1):	$15,921,793
Amortization Type:	IO-Balloon		UW Economic Occupancy:	76.8%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues:	$65,807,521
Lock Box:	Hard		UW Expenses:	$50,124,973
Additional Debt:	N/A		UW Net Operating Income(1):	$15,682,548
Additional Debt Balance:	N/A		UW Net Cash Flow:	$15,682,548
Additional Debt Type:	N/A		Appraised Value:	$289,000,000
			Appraisal Date:	7/1/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/Room:	$183,081
Taxes(2):	$0	Springing	Cut-off Date LTV:	50.2%
Insurance(3):	$0	Springing	Maturity Date LTV:	44.1%
FF&E Reserves(4):	$0	Springing	UW NCF DSCR:	1.57x
Other:	$0	$0	UW NOI Debt Yield:	10.8%

(1) Historical and UW Net Operating Income are shown net of a reserve for FF&E of 4% of total gross revenue. TTM represents the trailing twelve month period ending June 30, 2011.
(2) The Monthly Tax Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside sufficient funds to pay taxes and (iii) the borrower provides evidence of timely payment of taxes that is acceptable to lender.
(3) The Monthly Insurance Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside funds to maintain insurance coverage and (iii) the borrower provides evidence acceptable to lender that the property is insured per the lender’s standard.
(4) The Monthly FF&E Reserve Escrow requirement is waived so long as (i) the management agreement continues to be in full force and effect, (ii) the property manager is reserving or setting aside funds to make adequate repairs and maintenance required during the calendar year and (iii) the borrower provides evidence acceptable to lender that the funds are reserved and that the property is maintained per the lender’s standard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

23 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

The Loan. The InterContinental Hotel Chicago loan is secured by a first mortgage lien on a 792-room full service luxury hotel located in Chicago, Illinois. The loan has an outstanding principal balance of $145.0 million. The sponsor is a subsidiary of Strategic Hotels & Resorts, Inc. (“Strategic”), a publicly traded REIT. Following an initial 24-month interest only period, the ten-year loan amortizes on a 30-year schedule. On June 24, 2011, Strategic acquired the remaining 49% ownership interest from the Government of Singapore Investment Corporation (“GIC”) in exchange for a total consideration of cash and stock of approximately $82.0 million, approximately $11.8 million of which was in cash. The proceeds of the first mortgage loan were used to repay existing debt of approximately $121.0 million, pay closing and other costs of $1.1 million and finance the acquisition of the 49% interest from GIC. The debt repaid proceeds of a loan that was originated in 2005 with an original principal balance of $121.0 million, which was securitized as part of a portfolio in COMM 2005-FL1. Strategic has owned the hotel in various joint venture partnerships since 2005 and held 51% ownership in the property prior to June 2011.

The Borrower. The borrowing entity for the loan is SHC Michigan Avenue, LLC and New DTRS Michigan Avenue, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is Strategic Hotel Funding L.L.C., an affiliate of Strategic Hotels & Resorts, Inc. (NYSE: BEE). Strategic is a publicly traded real estate investment trust (REIT) which owns and manages of hotels and resorts in the United States, Mexico and Europe.  As of June 30, 2011, the company had ownership interests in 17 properties with an aggregate of 7,762 rooms. As of June 30, 2011, Strategic had total assets of approximately $2.1 billion and shareholder’s equity of approximately $837.3 million.

The Property.  The InterContinental Hotel Chicago is a 792-room full service luxury hotel located in Chicago, Illinois. The property is located along North Michigan Avenue between Illinois Street and Grand Avenue, in the Magnificent Mile shopping district in central Chicago. The Chicago central business district, or Loop, is located less than one mile south of the property. The Magnificent Mile (also known as the North Michigan Shopping District) is a wide boulevard of upscale shops, museums, restaurants, and hotels, as well as residential and office skyscrapers.

The InterContinental Hotel Chicago is a historic property that consists of two multi-story buildings. The historic tower, or “South Tower”, is a 471 foot, 42-story building that was completed in 1929 and was the tallest building in Chicago at the time. It originally opened as the Medinah Athletic Club, an exclusive men’s club. The main tower, or “North Tower”, is a 295 foot, 25-story addition, which was completed in 1961. The property began operations as a hotel in 1944 and operated under the Radisson and Sheraton hotel chains. In 1988, InterContinental Hotels and Resorts (“InterContinental”) purchased the property outright and completed the first phase of renovations prior to its re-opening in 1990. A $83.5 million renovation of the hotel was completed between 2000 and 2005 that encompassed renovations of guest rooms, corridors, meeting space, fire safety systems, elevator control system, major building systems, and a new lobby, which includes a four-story rotunda entrance. In 2005, the sponsor acquired an ownership interest in the property from InterContinental. Since 2006, the sponsor has invested approximately $16.3 million ($20,600 per room) in the hotel to upgrade guest rooms, meeting space, food and beverage facilities and retail outlets, and façade and building improvements, among other items. The borrower-provided five-year capital plan from 2011-2015 estimates approximately $18.9 million ($23,912 per room) of investments to upgrade guest bedrooms, public areas, the hotel exterior and other back of the house infrastructure. The source of financing for these capital improvements may be from any source available to the borrower or sponsor that is not in contradiction to the terms of the loan documents.

The 792 guest rooms include 76 suites that are located throughout two buildings, the South Tower (completed in 1929) and the North Tower (completed in 1962). The North Tower décor features a contemporary boutique style with rich colors and mahogany furnishings. The South Tower is finished in a European design with russet and gold tones highlighted with honey-toned woods. Rooms in both towers offer city and lake views. The hotel offers four food and beverage facilities and 45,277 square feet of flexible meeting and banquet space, including the 5,800 square foot elliptical-shaped Grand Ballroom which features 37 hand-painted murals and a 12,000 pound Baccarat crystal chandelier. Additional amenities include an ENO wine room, Michael Jordan’s Steakhouse, Starbucks outlet, 138-space valet-only parking facility, business center, fitness facility, gift shop, and an indoor swimming pool located on the 14th floor of the South Tower.

The North Michigan Avenue locale provides visibility and access to several of Chicago’s demand generators and visitor attractions, including McCormick Place, Magnificent Mile shopping district, Navy Pier, Millennium Park, Wrigley Field, Water Tower Place, and the corporate employment concentration within the Loop. The hotel is accessible from a variety of public and private transportation points. Access to Chicago Transit Authority (“CTA”) train lines is available near the property’s location and the CTA bus service can be accessed at the corner location. In addition, I-90/I-94 is approximately one mile southwest of the property, and the hotel is within 16 miles of both O’Hare and Midway Airports.

The InterContinental Hotel Chicago’s competitive set, as defined by Smith Travel Research as of June 2011, consists of six hotels totaling 5,729 rooms, including the subject hotel. Key details of the competitive set including market mix and 2010 performance are shown in the chart on the subsequent page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

24 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

Competitive Hotels Profile(1)
				2010 Estimated Market Mix				2010 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
InterContinental Hotel Chicago	792	1929	42,000	35%	30%	30%	5%	73.4%	$178.19	$130.74
Marriott Chicago Magnificent Mile	1,198	1978	90,000	30%	35%	30%	5%	71.0%	$178.00	$126.38
Hilton The Palmer House	1,639	1925	125,000	35%	30%	30%	5%	74.0%	$169.00	$125.06
Westin Michigan Avenue Chicago	752	1963	37,000	40%	20%	35%	5%	71.0%	$192.00	$136.32
Swissotel Chicago	661	1988	65,000	35%	35%	25%	5%	62.0%	$180.00	$111.60
Fairmont Chicago	687	1987	16,000	40%	30%	25%	5%	60.0%	$204.00	$122.40
Total	5,729
(1) Per the appraisal. Operating statistics for the InterContinental Chicago are per the borrower provided operating statements.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			InterContinental Hotel Chicago(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2006	78.7%	$196.08	$154.22	79.9%	$205.40	$164.16	101.5%	104.8%	106.4%
2007	77.2%	$203.66	$157.23	83.1%	$212.56	$176.61	107.6%	104.4%	112.3%
2008	74.3%	$205.27	$152.44	81.0%	$210.44	$170.45	109.0%	102.5%	111.8%
2009	69.5%	$173.84	$120.76	76.1%	$175.83	$133.84	109.5%	101.1%	110.8%
2010	69.7%	$180.30	$125.65	73.4%	$178.19	$130.74	105.3%	98.8%	104.1%
TTM 6/11	71.0%	$183.92	$130.53	76.8%	$180.19	$138.30	108.2%	98.0%	106.0%
(1) Data provided by Smith Travel Research.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for InterContinental Hotel Chicago.

Operating History and Underwritten Net Cash Flow
	2008	2009	2010	TTM(1)	Underwritten	Per Room	% of Total Revenue
Occupancy	81.0%	76.1%	73.4%	76.8%	76.8%
ADR	$210.44	$175.83	$178.19	$180.19	$180.19
RevPar	$170.45	$133.84	$130.74	$138.30	$138.30

Room Revenue	$ 49,409,896	$38,691,425	$37,793,651	$39,981,144	$39,981,144	$50,481	60.8%
Other Revenue	29,277,214	25,022,326	24,974,009	25,439,878	25,826,377	32,609	39.2
Total Revenue	$78,687,110	$63,713,751	$62,767,661	$65,421,022	$65,807,521	$83,090	100.0%

Departmental Expenses	29,980,175	25,828,708	26,183,555	27,471,326	27,719,646	35,000	42.1
Departmental Profit	$48,706,935	$37,885,043	$36,584,106	$37,949,696	$38,087,875	$48,091	57.9%

Operating Expenses	14,084,554	13,295,216	13,425,821	13,860,864	13,548,164	17,106	20.6
Gross Operating Profit	$34,622,381	$24,589,827	$23,158,285	$24,088,832	$24,539,711	$30,984	37.3%

Fixed Expenses	4,880,064	5,262,686	4,038,180	3,736,057	4,250,636	5,367	6.5
Management Fee	3,750,042	1,902,296	1,829,975	1,906,852	1,974,226	2,493	3.0
FF&E	3,036,639	2,457,484	2,421,628	2,524,130	2,632,301	3,324	4.0
Total Other Expenses	$11,666,745	$9,622,466	$8,289,783	$8,167,039	$8,857,163	$11,183	13.5%

Net Operating Income	$22,955,636	$14,967,361	$14,868,502	$15,921,793	$15,682,548	$19,801	23.8%
Net Cash Flow	$22,955,636	$14,967,361	$14,868,502	$15,921,793	$15,682,548	$19,801	23.8%
(1) TTM column represents the trailing twelve month period ending June 30, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

25 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

InterContinental Hotel Chicago

Property Management. The InterContinental Hotel Chicago is managed by IHG Management (Maryland) LLC (“IHG Management”), an affiliate of the InterContinental Hotels Group. The InterContinental Hotels Group (“IHG”) (NYSE: IHG) is a global company operating seven hotel brands including InterContinental® Hotels & Resorts, Hotel Indigo®, Crowne Plaza® Hotels & Resorts, Holiday Inn® Hotels and Resorts, Holiday Inn Express®, Staybridge Suites® and Candlewood Suites®. IHG also manages Priority Club® Rewards, a loyalty program with almost 60 million members worldwide. IHG is one of the world’s largest hotel groups by number of rooms and IHG franchises, leases, manages or owns, through various subsidiaries, a portfolio of over 4,400 hotels and more than 656,000 guest rooms in 100 countries and territories around the world.

The management agreement permits the manager to receive and manage cash and credit-card revenues from the mortgaged property, establish and maintain reserves for taxes, insurance and FF&E replacements, pay operating expenses, and remit remaining sums directly to the lender’s cash management account.

The management agreement contains a right of first offer ("ROFO") to purchase the property in the event of a sale by the owner.  IHG Management agreed in a subordination and non-disturbance agreement (the "SNDA") that (i) simultaneously with commencing a foreclosure action, the lender must give IHG Management the right to purchase the loan at the price at which the borrower could prepay the loan at that time, (ii) other than the right to buy the loan set forth in subclause (i), the ROFO would not apply in a foreclosure of the loan, but would survive the foreclosure and apply to a subsequent sale of the property by a successful bidder at the foreclosure sale, and (iii) the ROFO would apply to a deed in lieu of foreclosure with an expedited time frame as set forth in the SNDA. See “Risk Factors – Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

26 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

SunTrust Bank Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

27 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

SunTrust Bank Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

28 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

SunTrust Bank Portfolio I

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Credit Assessment (M / F / Mstr)(1):	NA / BBB- / AA		Title:	Fee
Original Principal Balance:	$100,000,000		Property Type - Property Subtype:	Retail - Freestanding
Cut-off Date Principal Balance:	$100,000,000		Square Footage:	646,399
% of Pool by IPB:	9.7%		Location:	Various
Loan Purpose:	Refinance		Year Built/Renovated:	Various / N/A
Borrower:	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.		Occupancy:	100.0%
			Occupancy Date:	6/15/2011
Sponsor:	Inland American Real Estate Trust, Inc.		Number of Tenants:	121
Interest Rate(2):	5.42000%		Historical Net Operating Income
Note Date:	6/30/2011		2008(3):	NAV
Anticipated Repayment Date(2):	7/1/2021		2009(3):	NAV
Interest-only Period:	120 months		2010(3):	NAV
Original Term(4):	120 months		UW Economic Occupancy:	95.0%
Original Amortization:	N/A		UW Revenues:	$15,155,436
Amortization Type:	ARD-Interest Only		UW Expenses:	$454,663
Call Protection:	L(5),Grtr1%orYM(112),O(3)		UW Net Operating Income:	$14,700,773
Lock Box:	Hard		UW Net Cash Flow:	$13,815,207
Additional Debt:	N/A		Appraised Value:	$199,901,000
Additional Debt Balance:	N/A		Appraisal Date:	5/06/2011 – 5/23/2011
Additional Debt Type:	N/A

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$155
Taxes(5):	$0	Springing	Cut-off Date LTV:	50.0%
Insurance(5):	$0	Springing	ARD LTV:	50.0%
Replacement Reserves:	$0	$0	UW NCF DSCR:	2.51x
Other(6):	$0	Springing	UW NOI Debt Yield:	14.7%

(1) Fitch and Morningstar have confirmed that the SunTrust Bank Portfolio I has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade rated obligations.
(2) The loan is structured with an anticipated repayment date (“ARD”) of July 1, 2021. In the event that the loan is not paid off on or before the ARD, the borrower is required to  make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, 5.4200% (the “Initial Interest Rate”), and  30 year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) the then current ten (10) year swap yield (as determined by lender in its sole discretion) plus 2.185%; provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%. The final maturity date of the loan is July 1, 2031.
(3) Given the single tenant nature of the portfolio, historical financial statements were not made available by the borrower to the lender. The actual Net Operating Income for the property is the difference between the total base rent due and the management fee. The 2011 total base rent due under the lease is $15,717,331 and the borrower pays the property manager a management fee of 4.5% of total base rent.
(4) Represents the Original Term to the ARD.
(5) The requirement for the borrower to make monthly deposits to the tax and insurance escrow for payment of taxes is waived so long as (a) no event of default exists, (b) borrower provides to lender at least ten (10) days prior to the date on which such taxes would be delinquent, satisfactory evidence that such taxes have been paid and (c) the DSCR based on the trailing 3 month period immediately preceding the date of such determination is at least 1.65x. The requirement for the borrower to make monthly deposits to the tax and insurance escrow for payment of insurance premiums is waived so long as (a) no event of default exists and (b) borrower shall have provided the lender with satisfactory evidence that each individual property is insured in accordance with the loan documents pursuant to a blanket insurance policy.
(6) The Springing Monthly Other Escrows and Reserves represents the rollover reserve, the tenant sale reserve and the environmental reserve. In the event that (a) SunTrust Bank or any other tenant has failed to provide notice of its exercise of its option to renew its lease on or before the date required or (b) the DSCR falls below 1.80x, the borrower will be required to deposit to the rollover reserve an amount equal to 125% of the monthly rent attributable to the lease or leases that SunTrust Bank or any other tenant fails to renew. In the event that (a) SunTrust has been acquired by another entity, (b) SunTrust Bank has failed to provide notice of its exercise of its option to renew at least 90% of its leases on or before the date required to be delivered under such lease or (c) the DSCR falls below 1.80x, the borrower will be required to deposit to the tenant sale reserve account an amount as defined in the loan agreement, which shall be held by lender as additional security for the loan. The borrower may eliminate a DSCR shortfall trigger by partial prepayment of the loan together with the applicable yield maintenance premium. In the event that SunTrust Bank does not timely renew its lease at any of 14 properties that potentially have environmental issues, the borrower shall be required to deposit to the environmental reserve an amount equal to 125% of the estimated costs for remediating the environmental issue at the related property. Such amount will be held as additional security for the loan. See “Risk Factors – Environmental Risks Relating to the Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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SunTrust Bank Portfolio I

The Loan. The SunTrust Bank Portfolio I loan has an outstanding principal balance of $100.0 million and is secured by first mortgage liens on a portfolio comprised of 121 bank branches located in eight states that are leased to SunTrust Bank. The portfolio is sponsored by Inland American Real Estate Trust, Inc. (“Inland American”). The loan is structured with an anticipated repayment date of July 1, 2021 and a final maturity date of July 1, 2031. The loan is interest-only from the first payment date through the ARD and has hyperamortization after the ARD. In June 2011, JPMCB provided three uncrossed loans totaling $150 million (consisting of the subject loan and two, $25 million loans secured by 30 properties each, one of which, the SunTrust Bank Portfolio II, is also included in the trust) to refinance existing debt on a portfolio of 218 SunTrust Bank properties (the “SunTrust Bank 218 Property Portfolio”) of $97.9 million and return equity to the sponsor. The remaining 37 properties, which were not financed by JPMCB as part of the three loan $150.0 million financing package, are currently unencumbered. Subsidiaries of Inland American Real Estate Trust, Inc. acquired the SunTrust Bank 218 Property Portfolio for $374.9 million as part of a larger 432 asset sale-leaseback transaction with SunTrust Bank that closed in 2007. The total consideration for the 432 asset transaction was $694.8 million. The allocated cost for the sponsor’s acquisition of the 121 properties is approximately $208.7 million, which equates to a loan to cost of 47.4% and implied equity of $108.7 million.

The Borrower. The borrowing entities for the loan are Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C., each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Inland American Real Estate Trust, Inc. (“Inland American”). Inland American is a non-traded public REIT with total assets of $11.2 billion and total equity of $5.0 billion as of June 30, 2011. Inland American is affiliated with The Inland Real Estate Group of Companies, Inc., which has managed assets with a value exceeding $25.1 billion in its more than 40 year history. The Inland Real Estate Group of Companies cumulatively employ more than 1,600 people nationwide and own and manage, in total, over 127.4 million square feet of diversified commercial real estate in 47 states.

The Properties. The collateral consists of 121 bank branch locations located in Florida, Georgia, Virginia, North Carolina, Maryland, Tennessee, South Carolina and Alabama. The bank branch properties range from 1,110 to 78,308 square feet and average approximately 5,342 square feet per bank branch. The collateral represents approximately 7.0% of SunTrust Bank’s overall branch locations and approximately 6.0% of SunTrust’s overall 2010 deposits.

Portfolio Composition by State
State	Number of Properties	Square Footage	Average Base Rent Per Square Foot	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Total Deposits (in Millions)	Approximate Average Deposits per Property (in Millions)
Florida	40	184,259	$29.29	$34,503,278	34.5%	$68,900,000	$2,550	$63.8
Georgia	22	145,860	$24.75	22,897,175	22.9	45,790,000	1,465	$66.6
Virginia	13	113,914	$15.27	11,036,548	11.0	22,071,000	645	$49.6
North Carolina	21	88,734	$22.75	10,846,030	10.8	21,710,000	781	$37.2
Maryland	5	33,108	$38.84	8,710,827	8.7	17,420,000	213	$42.5
Tennessee	14	56,654	$22.40	7,913,253	7.9	15,825,000	951	$67.9
South Carolina	4	14,362	$28.57	2,525,240	2.5	5,050,000	135	$33.7
Alabama	2	9,508	$23.35	1,567,649	1.6	3,135,000	75	$37.7
Total / Weighted Average	121	646,399	$24.68	$100,000,000	100.0%	$199,901,000	$6,815	$56.3

The properties are subject to individual absolute triple net lease agreements, each with a lease expiration date of December 31, 2017 with one ten-year extension option and six additional five-year extension options. The leases provide annual 1.5% base rent increases during the term of the lease as well as 1.5% annual base rent increases during the term of the first three extension options. During the fourth through seventh extension options, base rent will be equal to the fair market rental value of the property as determined by the sponsor and tenant, or in the absence of an agreement, as determined in accordance with the appraisal procedure set forth in the lease. In addition to individual leases, each property is bound by a master agreement. The SunTrust Bank 218 Property Portfolio was split into 10 separate lease pools (collectively, the “SunTrust Bank Lease Pools” and individually, a “SunTrust Bank Lease Pool”) with each SunTrust Lease Pool consisting of 22 or 21 leases. For any given SunTrust Bank Lease Pool, if SunTrust Bank exercises an extension of a single lease in that specific pool, it must extend leases equal to at least 75.0% of the annual base rent for all of the properties in that specific SunTrust Bank Lease Pool. The properties that collateralize the SunTrust Bank Portfolio I loan do not represent 100.0% of any individual SunTrust Bank Lease Pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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SunTrust Bank Portfolio I

In the event that SunTrust Bank does not exercise its option to renew certain individual leases, which results in the DSCR falling below 1.80x, the springing rollover reserve would be triggered. On a monthly basis thereafter, the borrower would be required to deposit 125% of the non-renewing tenant’s rent or pay down the loan in an amount that results in a 1.80x or better DSCR, together with the applicable yield maintenance premium. The rollover reserve requirement would be cured once the DSCR is 1.80x or greater.

SunTrust Bank is a subsidiary of SunTrust Bank, Inc. (“SunTrust”) (NYSE: STI). SunTrust (rated Baa1 / BBB / BBB+ by Moody’s, S&P and Fitch, respectively) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. Through its principal subsidiary, SunTrust Bank, SunTrust provides deposit, credit, and trust and investment services. Additional subsidiaries provide mortgage banking, asset management, securities brokerage, capital market services, and credit-related insurance. SunTrust operates primarily within Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia.  SunTrust provides clients with a selection of technology-based banking channels, including the internet, ATMs, and twenty-four hour telebanking.

SunTrust’s client base encompasses a broad range of individuals and families, businesses, institutions, and governmental agencies. As of June 30, 2011, SunTrust had total assets of approximately $172.1 billion and total liabilities of $152.5 billion, resulting in shareholders’ equity of $19.7 billion. Further information regarding the tenant, SunTrust Bank, is available in the Free Writing Prospectus under “Transaction Parties – Significant Obligors”. See “Risk Factors – Certain Additional Risks Relating to Tenants” in the Free Writing Prospectus.

Historical and Current Occupancy(1)
2008	2009	2010	Current(1)
100.0%	100.0%	100.0%	100.0%
(1)	Current occupancy is as of rent roll dated June 15, 2011.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
SunTrust Bank(3)	Baa1 / BBB / BBB+	646,399	100.0%	$24.68	12/31/2017
(1) Based on underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent entity guarantees the lease.
(3) SunTrust Bank is a “significant obligor” with respect to this offering as contemplated by Regulation AB of the Securities Act of 1933, as amended.  See “Transaction Parties – Significant Obligors” in the Free Writing Prospectus.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2012	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	121	646,399	100.0	15,953,091	100.0	646,399	100.0%	$15,953,091	100.0%
2018	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2019	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2020	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2021	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
2022 & Beyond	0	0	0.0	0	0.0	646,399	100.0%	$15,953,091	100.0%
Total	121	646,399	100.0%	$15,953,091	100.0%
(1) Based on underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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SunTrust Bank Portfolio I

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$15,953,091	$24.68	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$15,953,091	$24.68	100.0%
Total Reimbursements	0	0.00	0.0
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(797,655)	(1.23)	(5.0)
Effective Gross Income	$15,155,436	$23.45	95.0%

Total Expenses(3)	$454,663	$0.70	3.0%

Net Operating Income	$14,700,773	$22.74	97.0%

Total TI/LC, Capex/RR	885,567	1.37	5.8
Net Cash Flow	$13,815,207	$21.37	91.2%
(1)	Percentage column represents percent of Gross Potential Rent for all revenue fields and represents percentage of Effective Gross Income for the remainder of the fields.
(2)
Rents in Place represents base rent based on the rent step on January 1, 2012. The SunTrust leases provide 1.5% contractual rent steps throughout the initial term of the lease. Total base rent due under the lease for 2011 is $15,717,331.

(3)
Total expenses represents assumed management fee of 3.0% of Effective Gross Income. The contractual management fee is 4.5%, which is paid by the borrower to an affiliated party. SunTrust Bank is responsible for payment of all expenses.

Property Management. The SunTrust Bank Portfolio I is managed by (i) Inland American Office Management, LLC, a Delaware limited liability company and (ii) Inland American Retail Management, LLC, a Delaware limited liability company. Both entities are affiliates of the borrower and the sponsor.

Release of Properties. The borrower may release a property or properties from the loan after the expiration of the lockout period through the ARD by paying an amount equal to 115% of the applicable allocated loan amount for the property, provided that, among other things, the aggregate DSCR for the SunTrust Bank Portfolio I loan after giving effect to such release is equal to or greater than the greater of (i) 2.56 multiplied by a fraction of which (a) the numerator is the sum of the release amounts of all of the properties subject to the liens of mortgages (including the individual property to be released) and (b) the denominator is the sum of the then-current outstanding principal amount of the loan, and (ii) the debt service coverage ratio for all of the properties immediately preceding the release of the applicable individual property based on the trailing twelve month period immediately preceding the release of the applicable individual property. Notwithstanding the foregoing, borrower may at any time obtain a release of properties with aggregate release prices equal to 10% of the initial outstanding principal balance of the loan without the payment of any yield maintenance premium provided the borrower satisfies certain terms and conditions including the aforementioned DSCR test.

For the purposes of the DSCR tests (with respect to release of property, substitution of property and the springing rollover reserve), DSCR is calculated as the ratio in which (a) the numerator is the net operating income for such period without deduction for (i) actual management fees incurred in connection with the operation of the property, or (ii) amounts paid to the reserve funds, less (A) management fees equal to the greater of (1) assumed management fees of 3% of gross income from operations and (2) actual management fees incurred and (B) assumed capital replacement cost contributions equal to $0.15 per square foot of gross leasable area of the properties and (C) assumed reserves for tenant improvements and leasing commissions equal to $1.22 per square foot of gross leasable area of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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SunTrust Bank Portfolio I

Substitution of Properties. The borrower may release a property or properties from the lien of a mortgage or mortgages encumbering a property (a “Substituted Property”) by substituting another single-tenant, retail property acquired by borrower (individually, a “Replacement Property” and collectively, the “Replacement Property”), provided that (a) no such substitution shall occur after the ARD, and (b) such substitution shall be subject to the satisfaction of the certain terms and conditions including, but not limited to (i) the lender shall have received an appraisal of the Replacement Property and Substituted Property, each dated no more than sixty days prior to the substitution, indicating an appraised value of the Replacement Property is not less than the greater of (a) the value of the Substituted Property as set forth in the appraisal delivered to the lender at the time of the encumbrance of the Substituted Property by the related mortgage or (b) the value of the Substituted Property on the date of substitution; (ii) after giving effect to the substitution, the DSCR for the loan for all of the properties (including the Replacement Property, but excluding the Substituted Property) is not less than the greater of (a) the aggregate DSCR on the closing date of the loan or (b) the aggregate DSCR (including the Substituted Property, but excluding the Replacement Property) on the date immediately preceding the substitution; (iii) no event of default shall then exist; (iv) the tenant of the Replacement Property (or its lease guarantor, if applicable) shall have a long-term unsecured debt rating of Baa2 by Moody’s, BBB by S&P and/or BBB by Fitch, and shall have executed a lease demising the entire Replacement Property with an initial term extending not less than ten years beyond the ARD and otherwise in form and substance acceptable to lender in its reasonable discretion and (iv) the borrower shall pay a fee to lender in the amount equal to one percent of the outstanding balance of the note. Notwithstanding anything herein to the contrary, the borrower shall not be entitled to (i) substitute more than five individual properties during any loan year, or (ii) substitute, in the aggregate, individual properties with an aggregate release price that exceeds ten percent of the initial principal balance of the Loan.

Environmental Indemnification. 14 of the individual mortgaged properties in the SunTrust Bank Portfolio I loan have potential environmental issues that were identified in the environmental site assessments based on historical uses at the related mortgaged properties. The affected mortgaged properties had previously included one or more gas stations or automotive sales and service facilities or an underground storage tank for automotive or heating fuel. The environmental site assessments did not identify known contamination related to the historic uses of mortgaged properties, but the ESAs recommended care being taken during any future redevelopment excavation to ensure that any impacted soil that might be encountered is properly managed and disposed of. The total estimated potential cost if such impacts were to be encountered at all of these mortgaged properties and if remediation thereof were to be warranted were estimated in the environmental site assessments to be approximately $290,000 (the sum of the low individual estimates) to $3,500,000 (the sum of the high individual estimates). All of the related mortgaged properties securing the related mortgage loan are leased by SunTrust Bank. Pursuant to the individual SunTrust Bank leases, SunTrust Bank is responsible for all environmental issues at each of the related mortgaged properties, and SunTrust Bank indemnifies, defends and holds harmless the related borrower and its successors and assigns from any and all environmental claims for a period of 3 years beyond the related SunTrust Bank lease term (or earlier termination). Inland American Real Estate Trust, Inc. executed an environmental indemnity for all costs associated with any potential environmental remediation, and, in the event that any SunTrust Bank lease on an individual mortgaged property with any environmental issue does not renew, borrower is required to fund 125% of the estimated costs of remediation cost for such individual mortgaged property into a springing environmental reserve established under the related mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

36 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$78,000,000		Title:	Fee
Cut-off Date Principal Balance:	$78,000,000		Property Type - Property Subtype:	Retail - Anchored
% of Pool by IPB:	7.6%		Square Footage:	323,832
Loan Purpose:	Refinance		Location:	Asheville, NC
Borrower:	Asheville Mall CMBS, LLC		Year Built/Renovated:	1972 / 2000
Sponsor:	CBL & Associates Properties, Inc.		Occupancy(1):	95.4%
Interest Rate:	5.80000%		Occupancy Date:	8/1/2011
Note Date:	8/19/2011		Number of Tenants:	96
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$10,388,746
Original Term:	120 months		2010:	$10,295,785
Original Amortization:	300 months		TTM(2):	$9,987,093
Amortization Type:	Balloon		UW Economic Occupancy:	93.0%
Call Protection:	L(24),Def(92),O(4)		UW Revenues:	$12,679,322
Lock Box:	CMA		UW Expenses:	$3,946,384
Additional Debt:	N/A		UW Net Operating Income(3):	$8,732,938
Additional Debt Balance:	N/A		UW Net Cash Flow:	$8,159,756
Additional Debt Type:	N/A		Appraised Value:	$123,000,000
			Appraisal Date:	6/28/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$241
Taxes:	$499,538	$62,442	Cut-off Date LTV:	63.4%
Insurance(4):	$0	Springing	Maturity Date LTV:	48.8%
Replacement Reserves:	$6,771	$6,771	UW NCF DSCR:	1.38x
Other(5)(6):	$694,447	$40,627	UW NOI Debt Yield:	11.2%

(1) Occupancy includes two in-line tenants that will take occupancy no later than November 2011. The occupancy excluding the two tenants not yet in place is approximately 91.3%.
(2) TTM Net Operating Income represents the trailing twelve month period ending May 31, 2011.
(3) Underwritten Net Operating Income represents a decrease in rents in place due to several tenants, including Abercrombie & Fitch, Kirkland, MasterCuts, Stride Rite and Underground Station, converting to leases that pay rent based on a percentage of sales in lieu of fixed rent.
(4) The Monthly Insurance Escrow requirements are waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(5) The Initial Other Escrows and Reserves represents (i) rollover reserve of $653,820 for Ulta Salon and (ii) the initial deposit to the rollover reserve of $40,627.
(6) The Monthly Other Escrows and Reserves represents the monthly rollover reserve of $40,627. In addition, if the borrower has not completed the roof replacement set forth in the loan agreement on or before October 1, 2014, the borrower shall be required to post a monthly deposit of $100,000 for three consecutive months for such roof replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

The Loan. The Asheville Mall loan has an outstanding principal balance of approximately $78.0 million and is secured by a first mortgage lien on a regional mall located in Asheville, North Carolina. In total, the mall has approximately 973,815 square feet of which approximately 323,832 square feet serves as collateral for the loan, excluding the square footage related to the Belk ground lease and garage space as further described below. The ten-year loan amortizes on a 25-year schedule. The property, originally constructed in 1972, was acquired in 1998 by CBL & Associates Properties, a real estate investment trust with a focus on regional malls, for a purchase price of approximately $65 million. Since acquisition, CBL has invested over $31.2 million in capital improvements as of June 2011. The property was unencumbered at the time the loan was funded. The sponsor’s implied equity in the property is approximately $18.2 million.

The Borrower. The borrowing entity for the loan is Asheville Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc., (NYSE: CBL) a real estate investment trust based out of Chattanooga, Tennessee. CBL is one of the largest mall REIT’s in the US and currently holds interests in or manages 157 properties, including 85 regional and open air malls, across 26 states with a focus on locations in the southeastern and Midwestern US. CBL focuses on acquiring, leasing, managing and developing regional and open air malls. As of December 31, 2010, CBL listed total assets of $7.5 billion with total shareholders equity of $1.3 billion. As of September 8, 2011, CBL currently has a market capitalization of approximately $2.03 billion and is trading at a price of $13.70 per share.

The Property.  Asheville Mall is a 973,815 square foot regional mall, of which 323,832 square feet serves as collateral for this loan, and is located approximately two and a half miles east of downtown Asheville, North Carolina. The property is located along I-240, which provides direct access to downtown Asheville, the property was originally constructed in 1972 and has undergone several renovations and expansions, the most recent having been competed by the sponsor in 2008. The property serves as the largest mall in western North Carolina. As of June 2011, the sponsor has overseen $31.2 million in improvements since acquiring the property in 1998 including the addition of approximately 85,000 square feet of inline space connecting the Belk and JCPenney anchors including a new food court, investment in interior and exterior improvements to bring Barnes and Noble into the mall from a competing location and a remodel of the mall’s primary entrance.

The mall consists of approximately 323,832 square feet of leasable space owned by the sponsor, which serves as collateral for the loan, and an additional 649,987 square feet of anchor-owned space. The anchors at the mall are Belk, Dillard’s, JCPenney and Sears. The space serving as collateral for the loan is approximately 95.4% occupied by tenants including Barnes & Noble, Old Navy, Banana Republic, Gap, Victoria’s Secret, Ulta Salon, Eddie Bauer, and Footlocker. Excluding the anchor owned stores and Barnes & Noble, the mall consists of approximately 95 stores totaling 287,864 square feet, inclusive of the food court and kiosks. Total mall sales for in-line tenants less than 10,000 square feet was approximately $68.2 million in 2010 which equates to $311 per square foot, with occupancy costs of 13.7%. In-line tenant sales for all tenants less than 10,000 square feet over a trailing twelve month time period ending in June were up 2.5% over year end 2010, resulting in sales of approximately $324 per square foot. Sales in 2008 and 2009 were approximately $78.1 million or $336 per square foot and $69.9 million or $316 per square foot, respectively. The collateral portions of the Asheville Mall maintained an average occupancy of over 95.0% over the previous five years. There are approximately 3,665 parking spaces at the property including surface parking and 2 parking decks, one located above the Belk and JCPenney wing, and one free standing garage on the south side of the property, all serving as additional collateral for the loan.

Asheville Mall is located at the intersection of Tunnel Road and Exit 7 of I-240, near the Blue Ridge Mountains and between the Great Smoky National Park and the Shenandoah National Park. The proximity of I-240 and I-40, two miles southwest of the mall, provides access around the Asheville metropolitan statistical area and accessibility to Greensboro and Raleigh-Durham to the east and Knoxville, Tennessee to the west. The immediate area surrounding the property consists of mostly commercial and retail uses surrounded by several middle class residential areas consisting of both apartment and single family homes. Several colleges and universities are located within the property’s trade area including UNC-Asheville.

The Asheville Metropolitan Statistical Area consists of Buncombe, Haywood, Henderson and Madison Counties. The population increased approximately 12.1% between the 2000 and 2010 census, with households increasing by approximately 14.7%.  Households are projected to increase by 5.6% by 2015.  Median household income increased by approximately 27.9% from $47,470 to $65,426 between 2000 and 2010 and is projected to increase another 7.8% over the next five years. The sponsor considers the mall’s total trade area to encompass 63 zip codes and a population of 660,720 per the 2010 census, which is projected to increase to 697,736 by 2015. According to the appraiser, the major economic drivers are manufacturing and tourism. Asheville has been named as one of the twelve must-see travel destinations in the world by Frommer’s travel guides and one of the top 25 “Best Places for Business and Careers” in the United States by Forbes magazine in 2011. One of the primary attractions to the area is the Biltmore Estate, built by the Vanderbilt family, which is located two and a half miles to the southwest of the property. The appraiser concluded that only one other enclosed mall in a 70 mile radius serves as direct competition in terms of scope and size, The Biltmore Square Mall, which is approximately nine miles from the property. The Biltmore Square Mall has performed poorly recently with two foreclosures and occupancy levels of approximately 60%. The appraiser identified eight properties that serve as the competitive set with properties ranging in size from 142,937 square feet to 615,000 square feet with a weighted average occupancy of 85.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Asheville Mall

Historical and Current Occupancy
2008	2009	2010	Current(1)
98.4%	93.6%	95.1%	95.4%
(1)
Current Occupancy is as of August 1, 2011 and includes two in-line tenants that will take occupancy no later than November 2011. The occupancy excluding the two tenants not yet in place is approximately 91.3%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Occupancy Costs(4)	Lease Expiration Date
Barnes & Noble	NA / NA / NA	35,968	11.1%	$22.24	NAV	NAV	4/30/2019
Old Navy	Baa3 / BB+ / BBB-	17,556	5.4%	$12.75	$278	NAV	1/31/2017
Gap	Baa3 / BB+ / BBB-	12,044	3.7%	$23.00	NAV	NAV	1/31/2013
Ulta Salon	NA / NA / NA	10,897	3.4%	$37.67	NAV	NAV	11/30/2021
New York & Company	NA / NA / NA	9,020	2.8%	$19.81	$152	1.7%	1/31/2014
Cellular Sales of NC, LLC dba Verizon Wireless	NA / NA / NA	8,842	2.7%	$9.00	$86	14.7%	12/31/2016
Abercrombie & Fitch(5)	NA / NA / NA	8,806	2.7%	$6.04	$131	26.6%	1/31/2012
f.y.e.	NA / NA / NA	8,426	2.6%	$14.84	$137	32.0%	1/31/2012
Banana Republic	Baa3 / BB+ / BBB-	7,900	2.4%	$14.00	$235	13.3%	1/31/2015
Charlotte Russe(6)	NA / NA / NA	7,000	2.2%	$18.08	$152	1.9%	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2010 sales for all tenants.
(4) Occupancy costs are calculated by dividing the sum of the rent plus reimbursements by reported sales for a given tenant.
(5) Abercrombie & Fitch negotiated to pay percentage rent of 5.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2010.
(6) Charlotte Russe negotiated to pay percentage rent of 15.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2010.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,786	4.6%	NAP	NAP	14,786	4.6%	NAP	NAP
2011 & MTM	4	3,697	1.1	$144,676	1.8%	18,483	5.7%	$144,676	1.8%
2012	13	41,014	12.7	828,677	10.6	59,497	18.4%	$973,353	12.4%
2013	15	45,469	14.0	1,306,737	16.7	104,966	32.4%	$2,280,090	29.1%
2014	17	32,588	10.1	1,072,677	13.7	137,554	42.5%	$3,352,767	42.8%
2015	8	29,059	9.0	405,485	5.2	166,613	51.5%	$3,758,252	47.9%
2016	15	41,226	12.7	963,274	12.3	207,839	64.2%	$4,721,526	60.2%
2017	6	29,878	9.2	611,859	7.8	237,717	73.4%	$5,333,385	68.0%
2018	3	11,357	3.5	259,089	3.3	249,074	76.9%	$5,592,474	71.3%
2019	3	38,490	11.9	859,911	11.0	287,564	88.8%	$6,452,385	82.3%
2020	5	8,055	2.5	407,943	5.2	295,619	91.3%	$6,860,328	87.5%
2021	8	28,213	8.7	977,967	12.5	323,832	100.0%	$7,838,295	100.0%
2022 & Beyond	0	0	0.0	0	0.0	323,832	100.0%	$7,838,295	100.0%
Total	97	323,832	100.0%	$7,838,295	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Asheville Mall

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(2)	Underwritten	Per Square Foot	%(1)
Rents in Place	$8,975,019	$9,007,051	$8,910,601	$7,891,070	$24.37	57.9%
Vacant Income	0	0	0	663,638	2.05	4.9
Gross Potential Rent	$8,975,019	$9,007,051	$8,910,610	$8,554,708	$26.42	62.7%
Total Reimbursements	5,125,856	5,013,912	4,877,548	5,078,972	15.68	37.3
Net Rental Income	$14,100,875	$14,020,963	$13,788,149	$13,633,680	$42.10	100.0%
(Vacancy/Credit Loss)	0	0	0	(954,358)	(2.95)	(7.0)
Other Income	0	0	0	0	0	0.0
Effective Gross Income	$14,100,875	$14,020,963	$13,788,149	$12,679,322	$39.15	93.0%

Total Expenses	$3,712,129	$3,725,178	$3,801,056	$3,946,384	$12.19	31.1%

Net Operating Income	$10,388,746	$10,295,785	$9,987,093	$8,732,938	$26.97	68.9%

Total TI/LC, Capex/RR	0	0	0	573,183	1.77	4.5
Net Cash Flow	$10,388,746	$10,295,785	$9,987,093	$8,159,756	$25.20	64.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	TTM column represents the trailing twelve month period ending May 31, 2011.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

42 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Sun Development and Management Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

43 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Sun Development and Management Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

44 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Sun Development and Management Portfolio

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$56,300,000		Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$56,024,503		Property Type - Property Subtype:	Hotel – Various
% of Pool by IPB:	5.4%		Rooms:	637
Loan Purpose:	Refinance		Location:	Various
Borrower(1):	Various		Year Built/Renovated:	Various / Various
Sponsor:	Bharat N. Patel		Occupancy(2):	72.1%
Interest Rate:	4.86181%		Occupancy Date:	7/31/2011
Note Date:	5/17/2011		Number of Tenants:	N/A
Maturity Date:	6/1/2016		Historical Net Operating Income
Interest-only Period:	None		2009(3):	$2,984,140
Original Term:	60 months		2010:	$6,930,716
Original Amortization:	300 months		TTM(2):	$7,820,447
Amortization Type:	Balloon		UW Economic Occupancy:	72.1%
Call Protection:	L(24),Grtr1%orYM(35),O(1)		UW Revenues:	$20,219,986
Lock Box:	Hard		UW Expenses:	$13,081,810
Additional Debt:	Yes		UW Net Operating Income:	$7,138,177
Additional Debt Balance:	$17,700,000		UW Net Cash Flow:	$7,138,177
Additional Debt Type:	Mezzanine Loan		Appraised Value:	$102,600,000
			Appraisal Date:	2/01/2011 – 4/01/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/Room:	$87,951
Taxes:	$213,802	$79,999	Cut-off Date LTV:	54.6%
Insurance(4):	$0	Springing	Maturity Date LTV:	48.7%
FF&E Reserve(5):	$50,485	See note	UW NCF DSCR:	1.83x
Other(6)(7):	$113,201	See note	UW NOI Debt Yield:	12.7%

(1) See “The Borrower” section on the subsequent page for a complete list of the borrowing entities.
(2) Occupancy and TTM Net Operating Income represents the trailing twelve month period ending July 31, 2011.
(3) Net Operating Income for 2009 is representative of partial operating history for the portfolio. Embassy Suites Palmdale opened in February 2010. Hilton Garden Inn Ridgefield Park opened in April 2009 and subsequently had rooms offline due to a sprinkler malfunction with all rooms being available for full occupancy in February 2010.
(4) Borrower’s obligation to make monthly deposits for insurance are waived so long as (i) no event of default exists under the loan documents, (ii) the lender has received satisfactory evidence that the borrower has paid, when due, all insurance premiums and (iii) the lender shall have received satisfactory evidence that the borrower has a blanket insurance policy that complies with the provisions set forth in the loan documents.
(5) On each payment date, the borrower shall make deposits to the FF&E reserve of 3.0% of gross income from operations for the calendar month two months prior to such payment date for the first 24 months of the loan term and 4.0% of gross income from operations thereafter, provided that in no event shall the monthly FF&E deposit be less than $50,000. The FF&E reserve is capped at $1.0 million.
(6) Initial Other Escrows and Reserves of $113,201 represents the tax reserve fund for disputed taxes payable to the Village of Ridgefield Park.
(7) Monthly Other Escrows and Reserves represents the ground sublease reserve and the PIP monthly deposit. The ground sublease reserve is waived so long as (i) no event of default exists under the loan documents,  (ii) the lender receives evidence that the ground lease monthly payments due for the Hilton Garden Inn Ridgefield Park property are paid when due and (iii) lender receives evidence that (a) the borrower has delivered to the ground sublessor the letter of credit required by the ground sublease, (b) the letter of credit has not terminated or expired and (c) the amount of the letter of credit is sufficient to pay the amounts due under the ground lease for a twelve month period. On each payment date, the borrower shall pay to the lender an amount equal to monthly installments reasonably estimated by the lender to provide for adequate funds to complete the work described in any property improvement plan within the timeframes required by the property improvement plan, though no property improvement plan currently exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

45 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Sun Development and Management Portfolio

The Loan. The Sun Development and Management Portfolio loan has an outstanding principal balance of approximately $56.0 million and is secured by first mortgage liens on a portfolio of five hotels located in California, New Jersey, Tennessee, Florida and Mississippi totaling 637 rooms. The loan is sponsored by Bharat N. Patel, Chairman and CEO of Sun Development and Management Corporation, an owner and operator of 36 hotels (inclusive of four hotels that are currently being developed) throughout the United States. Four of the properties in the Sun Development and Management Portfolio are flagged with Hilton brands (Embassy Suites, Hilton Garden Inn, Homewood Suites and Hampton Inn) and one property is flagged with an InterContinental Hotels Group brand (Candlewood Suites). The five-year loan amortizes on a 25-year schedule. The proceeds of the loan, an approximately $17.7 million interest-only mezzanine loan and additional borrower equity of $1.17 million were used to refinance $71.7 million of outstanding debt, pay for closing costs of $3.1 million and fund upfront reserves of $377,000. The sponsor’s current cost basis in the portfolio is approximately $114.3 million, resulting in a loan to cost of 49.0% and remaining equity of $40.6 million.

The Borrower. The borrowing entities for the loan are Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP and Church St. Lodging Associates, LLP. Each borrower is a single purpose entity and an Indiana limited liability partnership, except for Palmdale Lodging Associates LLC, which is a California limited liability company.

The Sponsor.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Bharat N. Patel, Chairman and CEO of Sun Development and Management Corporation (“Sun Development”). Sun Development is an owner and operator of hotels throughout the United States. The company operates a diversified portfolio of both select-service and full service hotels. The company currently owns and manages approximately 36 hotels, including four hotels that are currently under development, comprising 4,000 rooms in California, Florida, Illinois, Indiana, Louisiana, Mississippi, New Jersey, Ohio, Tennessee, Texas and Wisconsin. Sun Development’s strategy is to grow their portfolio by developing new hotels and acquiring and repositioning failing properties. The company has been the recipient of numerous awards, including Hilton’s 2009 Developer of the Year, Hotel & Motel Magazine’s Top Hotel Companies and Hotel Business Magazine Top 100 Hotel Owners & Developers.

The Properties. The collateral consists of five hotel properties located in California, New Jersey, Tennessee, Florida and Mississippi. Embassy Suites Palmdale is a 150-room full-service hotel located in Palmdale, California. Hilton Garden Inn Ridgefield Park is a 140-room limited-service hotel located in Ridgefield Park, New Jersey. Homewood Suites Nashville is a 113-room extended stay hotel located in Nashville, Tennessee. Hampton Inn & Suites South Lake Buena Vista is a 125-room limited-service hotel located in Kissimmee, Florida. Candlewood Suites Hattiesburg is a 109-room extended stay hotel located in Hattiesburg, Mississippi.  Each of the properties was developed by the sponsor between 2007 and 2010. The sponsor developed all of the assets through ground up construction with the exception of the Homewood Suites Nashville asset which was a conversion of a historic former office building constructed in 1919.

Property Summary
Property	Location	Rooms	Year Built / Renovated	Cut off Date Allocated Loan Amount	Appraised Value	Occupancy(1)
Embassy Suites Palmdale	Palmdale, CA	150	2010 / N/A	$19,305,068	$36,000,000	70.7%
Hilton Garden Inn Ridgefield Park	Ridgefield Park, NJ	140	2009 / N/A	13,055,799	26,000,000	75.1%
Homewood Suites Nashville	Nashville, TN	113	1919 / 2007	11,165,096	17,500,000	77.4%
Hampton Inn & Suites South Lake Buena Vista	Kissimmee, FL	125	2008 / N/A	6,816,480	12,200,000	75.0%
Candlewood Suites Hattiesburg	Hattiesburg, MS	109	2007 / N/A	5,682,059	10,900,000	61.4%
Total / Weighted Average		637		$56,024,503	$102,600,000	72.1%
(1) Occupancy based on trailing twelve month period ending July 31, 2011.

Embassy Suites Palmdale (Palmdale, CA). Embassy Suites Palmdale is a 150-room full-service hotel located in Palmdale, California. The property is a seven-story building developed on an approximately 4.09-acre site. The hotel opened for business in February 2010 and offers a restaurant, lounge, breakfast area, gift shop, business center, 3,032 square feet of meeting space, fitness center and an indoor pool on the first floor. Guestrooms are located on the second through seventh floors and feature a suite configuration with a bedroom and separate living room. Room amenities include a sleeper sofa, flat panel television, high speed internet, a wet bar with a refrigerator and a microwave. Guests at the property receive complimentary hot breakfast and an evening cocktail reception. The property features a new format for Embassy Suites hotels and does not have an interior atrium that characterized the old format.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Sun Development and Management Portfolio

Embassy Suites Palmdale is located approximately 63 miles north of the city of Los Angeles in Palmdale, California. The property is situated at the southwest corner of 5th Street West and Avenue P-4, west of The Antelope Valley Freeway, a north-south route that provides access to the Golden State Freeway, approximately 30 miles southwest of the property. The Palmdale Regional Airport is located approximately 5.7 miles northeast of the property. Commercial demand in the Palmdale/Antelope Valley market is primarily driven by defense contractors such as Lockheed Martin, Northrop Grumman and Boeing due to the proximity to Edwards Air Force Base, which is approximately 40.0 miles from the property. In 2010, Boeing moved testing of its 747-8 wide body commercial jet airliner to Palmdale. Other demand generators include the State of California and a variety of local athletic complexes that play host to youth sporting events.

The property uses the Embassy Suites flag through a long term franchise agreement between Embassy Suites Franchise LLC, a Hilton subsidiary, and Palmdale Lodging Associates LLC. The agreement is dated October 18, 2007 and expires on October 31, 2029. The franchise agreement provides for a franchise fee of 3% of room revenues in the first year of operation, 4% of room revenues in the second year of operation and 5% of room revenues thereafter.

Embassy Suites Palmdale cannot be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Embassy Suites Palmdale(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	65.0%	$124.94	$81.25	65.8%	$136.47	$89.85	101.2%	109.2%	110.6%
TTM(4)	64.8%	$117.31	$76.02	70.7%	$129.70	$91.67	109.1%	110.6%	120.6%
(1)  Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn Palmdale Lancaster (148 rooms, opened in 1989), Courtyard Palmdale (90 rooms, opened 2000), Residence Inn Palmdale Lancaster (90 rooms, opened 2001), Hampton Inn Suites Palmdale (85 rooms, opened 2005), Staybridge Suites Palmdale (99 rooms, opened 2008) and Hilton Garden Inn Palmdale (107 rooms, opened 2008).
(2)  Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Hilton Garden Inn Ridgefield Park (Ridgefield Park, NJ).  Hilton Garden Inn Ridgefield Park is a 140-room limited service hotel located in Ridgefield Park, New Jersey. The property is a five-story building developed on an approximately 3.69-acre site. The hotel opened for business in April of 2009. Hotel amenities include a swimming pool, fitness center, sundry/marketplace, restaurant and lounge known as the Great American Grill Restaurant that serves breakfast and dinner. The hotel was the first to engage in a new lobby concept pilot program that is expected to become standard at Hilton Garden Inns at some point in late 2011. The hotel has approximately 1,702 square feet of meeting space. Room amenities include nightstands, a television, a desk with a chair and lamp, a chaise lounge chair, a standing lamp, a dresser and an alarm clock/radio with MP3 connection, iron and ironing board, a coffeemaker and a hairdryer, a refrigerator, a microwave, a complimentary high speed wireless internet and two-line telephones with data port.

Hilton Garden Inn Ridgefield Park is located approximately five miles west of New York City in Ridgefield Park, Bergen County, New Jersey. Local access to the property is provided via Challenger Road, a local roadway in the Overpeck Centre mixed-use development. The road is a two way street, which terminates at the foot of the Overpeck County Park. Regional access to the property is provided by I-80 and I-95. The demand in the market is primarily driven by commercial and corporate travelers who travel to nearby corporations such as Samsung, AGFA, Daewoo and Cognizant. Samsung is the largest client of Hilton Garden Inn Ridgefield Park, representing approximately 11,000 rooms nights in 2010. Leisure demand at the hotel is generated by visitors who are taking advantage of the property’s proximity to New York City and the Meadowlands. The property has public transportation access to Midtown Manhattan via public bus service that stops outside of the property and goes to the Port Authority Bus Terminal.

The property was built on land that is subject to a master lease between Hartz Mountain Industries, Inc. and The Village of Ridgefield Park. The master lease was executed in 2005 and extends until January 31, 2084. A sublease was entered into which allowed for the development of Hilton Garden Inn Ridgefield Park. The sublease was executed on June 28, 2004 and there were two amendments dated December 27, 2004 and March 8, 2005. The commencement date of the lease was July 1, 2006. The term of the sublease is fifty years and the tenant has three (3) successive extension options. The first and second extension periods are for ten years and the third extension period begins the day after the expiration of the second extension and expires on October 30, 2084 or not later than the day before the expiration of the master lease. Annual base rent is $1,000 per guestroom but no less than $140,000. Additional rent is calculated as 5.0% of gross revenue in excess of $32,000 per guestroom per year plus 10.0% of gross revenue in excess of $35,000 per guestroom per year. The property is also responsible for common area maintenance (CAM) which is proportionate to the size of the property within the development and is 6.69% of the annual charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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The property uses the Hilton Garden Inn flag through a long term franchise agreement between HLT Existing Franchise Holding LLC, a Hilton subsidiary, and Ridgefield Park Lodging Associates, LLP. The agreement is dated April 27, 2005 and expires on April 26, 2027. The franchise agreement provides for a franchise fee of 5% of gross room revenues from the preceding calendar month.

Hilton Garden Inn Ridgefield Park cannot be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Ridgefield Park(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	70.0%	$119.24	$83.52	68.5%	$123.95	$84.96	97.9%	103.9%	101.7%
TTM(4)	71.9%	$122.05	$87.71	75.1%	$124.38	$93.40	104.4%	101.9%	106.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hilton Hasbrouck Heights Meadowlands (355 rooms, opened in 1974), Holiday Inn Hasbrouck Heights Meadowlands (245 rooms, opened 1967), Marriott Teaneck @ Glenpointe (345 rooms, opened 1983), Hampton Inn Ridgefield Park (84 rooms, opened 1998) and Crowne Plaza Englewood (194 rooms, opened 1989).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Homewood Suites Nashville (Nashville, TN). Homewood Suites Nashville is a 113-room extended stay hotel located in the central business district of Nashville, Tennessee. The building, previously known as The Doctors’ Building, was originally constructed in 1919 and is listed on the National Register of Historic Places. The building had previously been renovated and used by The Hawkins Company for offices in 1983. Enclosure of the atrium, construction of interior false balconies, and installation of the atrium skylight were performed at that time. The property was completely renovated as a hotel in December 2007. The property is a six-story building located on an approximately 0.44-acre site. The registration lobby, suite shop, business center, breakfast area, fitness center and whirlpool spa are located on the first floor. Guestrooms are located on floors two through six. In addition to guestrooms, meeting spaces are located on the sixth floor. The property has approximately 1,718 square feet of meeting space. Guestroom amenities include a flat-panel television with cable, telephone, desk with chair, dresser, nightstands, lamps, lounge chair, ceiling fan and kitchen area with sink, dishwasher, full-size refrigerator with icemaker, stove top and microwave.

Homewood Suites Nashville is located in the central business district of Nashville, Tennessee. Local access to the property is provided by Church Street and Polk Avenue. Church Street provides northeast to southwest travel through the Nashville central business district. Regional access to the area is provided by I-24, I-40 and I-65. Public transportation to the area is provided by MTA intra-city bus service and air transportation to the area is provided by the Nashville International Airport, which is located less than ten miles southeast of the property. Demand in the market is primarily driven by corporate tenants in the area. The property has rate agreements in place with local employers such as the Air National Guard, Church Street Health Management, Lifeway Christian Services and Waller, Lansden, Dortch and Davis, LLP. Other demand generators for the downtown Nashville hospitality market include the state government, entertainment districts, hospitals, athletic events and Vanderbilt University.

The property uses the Homewood Suites flag through a long term franchise agreement between Promus Hotels, Inc., a subsidiary of Hilton, and Church St. Lodging Associates, LLP. The agreement is dated April 19, 2006 and expires on April 18, 2028. The franchise agreement provides for a franchise fee of 2% of gross room revenues in year one of operation (2008), 3% of gross room revenues in year two of operation (2009) and 4% of gross room revenues thereafter.

Homewood Suites Nashville may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites Nashville(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	66.4%	$136.28	$90.43	58.2%	$129.46	$75.30	87.7%	95.0%	83.3%
2009	64.7%	$123.74	$80.03	71.5%	$113.83	$81.40	110.6%	92.0%	101.7%
2010	68.5%	$128.09	$87.80	76.5%	$117.17	$89.58	111.5%	91.5%	102.0%
TTM(4)	71.7%	$131.71	$94.45	77.4%	$119.37	$92.37	107.9%	90.6%	97.8%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Sheraton Hotel Nashville Downtown (472 rooms, opened in 1975), Wyndham Union Station Nashville (125 rooms, opened 1986), Holiday Inn Express Nashville Downtown (287 rooms, opened 1989), Courtyard Nashville Downtown (192 rooms, opened 1998), Homewood Suites Nashville Airport (121 rooms, opened in 1999) and Hampton Inn Suites Nashville Downtown (154 rooms, opened in 2007).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Hampton Inn & Suites South Lake Buena Vista (Kissimmee, FL). Hampton Inn & Suites South Lake Buena Vista is 125-room limited-service hotel located in Kissimmee, Florida. The property opened for business in February 2008. The five-story building was developed on an approximately 2.83-acre site. All of the public space, including the lobby lounge / breakfast lounge, guest registration and lobby, meeting space, fitness center, sundry shop, and sales and administrative offices are located on the first floor. Additionally, some guestrooms are located on the first floor. Floors two through five include the hotel’s remaining guestrooms. Project amenities include one meeting room (approximately 965 square feet) divisible into two sections, a breakfast lounge off the lobby area that provides complimentary breakfast daily, a sundry shop, fitness center, business center and outdoor swimming pool. Guestroom amenities include flat screen LCD televisions with cable, telephone, lamps, lounge chairs, artwork, mirrors, mini-safe, coffee-maker, iron and ironing board, work-desk with ergonomic chair, dresser, nightstands, microwave, and mini-refrigerator.

Hampton Inn & Suites South Lake Buena Vista is located immediately north of the retail corridor of Kissimmee and Celebration and immediately southeast of the Lake Buena Vista market. The property is located within to the Calypso Cay Resort development, a development that is comprised of the 151-room Calypso Cay Inn, a 162-unit Country Inn and Suites, two timeshare buildings and a 120-unit apartment complex. Local access to the property is provided by SR-535, Osceola Parkway, US-192 and International Drive. Regional access to the area is provided by I-4, Central Florida Greenway (SR-417), the Florida Turnpike and the Martin Andersen Beeline Expressway (SR-528). Demand in the market is primarily driven by corporate tenants in the area, including AT&T, Arnold Palmer, Celebration Hospital, Darden Restaurants, General Mills, Lockheed Martin, Lucent and Tupperware Brands Corporation. In addition to corporate tenants in the area, Disney World also serves as a major demand generator for the property. There are two free shuttles daily to and from the property to Epcot Center, which is located approximately eight miles from the property. Other demand generators in the area are Universal Studios and Osceola Heritage Park, an approximately 11,000 seat sports arena.

The property uses the Hampton Inn & Suites flag through a long term franchise agreement between Promus Hotels, Inc., a subsidiary of Hilton, and Osceola Lodging Associates, LLP. The agreement is dated March 20, 2006 and expires on March 19, 2028. The franchise agreement provides for a franchise fee of 5% of gross room revenues.

Hampton Inn & Suites South Lake Buena Vista may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn & Suites South Lake Buena Vista(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	67.8%	$93.19	$63.22	52.9%	$94.78	$50.10	78.0%	101.7%	79.2%
2009	65.4%	$80.15	$52.43	66.7%	$80.84	$53.89	102.0%	100.9%	102.8%
2010	69.2%	$77.63	$53.68	71.9%	$78.55	$56.49	104.0%	101.2%	105.2%
TTM(4)	71.7%	$81.39	$58.36	75.0%	$82.87	$62.17	104.6%	101.8%	106.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: Hampton Inn Orlando Lake Buena Vista (147 rooms, opened in 1998), Courtyard Orlando Lake Buena Vista In The Marriott Village (312 rooms, opened in 2000), Springhill Suites Orlando Lake Buena Vista In The Marriott Village (400 rooms, opened in 2000), Calypso Cay Hotel & Suites (151 rooms, opened in 2000), Country Inn & Suites Orlando Maingate @ Calypso (162 rooms, opened in 2001) and Holiday Inn Express & Suites Orlando Lake Buena (148 rooms, opened in 2003).
(2) With the exception of 2008, which is based off of data provided by Smith Travel Research, all statistics are based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Candlewood Suites Hattiesburg (Hattiesburg, MS).  Candlewood Suites Hattiesburg is a 109-room extended stay hotel located in Hattiesburg, Mississippi. The property opened for business in June 2007. The property consists of a single four story building developed on an approximately 3.77 acre site. The public space, including the guest pantry, a 24-hour fitness room, laundry room, guest registration and lobby, and the sales and administrative offices are located on the first floor. Guestroom amenities include one or two remote control televisions with cable, telephone, desk with chair, dresser, nightstands, lamps and lounge chair. Additionally, every room has a kitchen with refrigerator, two-burner range, dishwasher, sink, and microwave oven. In addition to indirectly owning the Candlewood Suites Hattiesburg, the sponsor indirectly owns the adjacent Holiday Inn hotel and a nearby Comfort Inn. As result, the property shares certain personnel and materials between the two other properties.

Candlewood Suites Hattiesburg is located in the southwest quadrant of I-59 and US-49 in the northwestern sector of the city of Hattiesburg, Mississippi. The property is located approximately 10 miles from the Hattiesburg-Laurel Regional Airport and 70.0 miles from the Gulfport-Biloxi International Airport. Hattiesburg is located in southern Mississippi, approximately 86.0 miles southeast of Jackson and 112.0 miles northeast of New Orleans. Demand in the market is driven by local employers. The largest generator of commercial room night demand comes from the U.S. military at nearby Camp Shelby, which is located approximately 17.0 miles from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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The timing of military demand for rooms varies on an annual basis depending on when soldiers are in training. In 2011 the military is expected to be in occupancy from February through October. Additionally, Candlewood Suites Hattiesburg attracts some business from Wesley Medical Center, Forest General Hospital, Georgia-Pacific, FEMA, and Kohler. The state government is another source of demand, along with several petrochemical companies exploring and extracting natural gas from rural areas of Lamar and Forrest Counties. Sources of leisure demand in the competitive market are sporting and other events at the University of Southern Mississippi and youth sports events during the summer months.

The property uses the Candlewood Suites flag through a franchise agreement between Holiday Hospitality Franchising, Inc., a subsidiary of InterContinental Hotels Group, and Gateway Lodging Associates, LLP. The agreement is dated December 8, 2005 and expires on October 31, 2018. The franchise agreement provides for a franchise fee of 5% of gross room revenues.

Candlewood Suites Hattiesburg may be released from the mortgage loan as part of a partial release.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Candlewood Suites Hattiesburg(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	70.8%	$88.09	$62.33	78.2%	$87.24	$68.24	110.5%	99.0%	109.5%
2009	65.5%	$88.19	$57.79	61.3%	$85.09	$52.13	93.6%	96.5%	90.2%
2010	65.2%	$88.86	$57.92	63.4%	$85.94	$54.48	97.2%	96.7%	94.1%
TTM(4)	61.2%	$89.41	$54.68	61.4%	$84.20	$51.69	100.3%	94.2%	94.5%
(1) Data provided by Smith Travel Research. Competitive set contains the following properties: La Quinta Inn Hattiesburg (128 rooms, opened in 1988), Comfort Inn Hattiesburg (160 rooms, opened in 1986), Hampton Inn Hattiesburg (153 rooms, opened in 1983), Fairfield Inn & Suites Hattiesburg (79 rooms, opened in 1997), Courtyard Hattiesburg (84 rooms, opened in 2006), Hilton Garden Inn Hattiesburg (90 rooms, opened in 2007) and Residence Inn Hattiesburg (84 rooms, opened in 2008).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the Sun Development and Management Portfolio.
(4) TTM represents the trailing twelve month period ending July 31, 2011.

Operating History and Underwritten Net Cash Flow
	2008(1)	2009(1)	2010(1)	TTM(1)(2)	Underwritten	Per Room	% of Total Revenue
Occupancy	68.0%	66.5%	69.1%	72.1%	72.1%
ADR	$105.61	$93.61	$110.28	$109.72	$109.72
RevPar	$71.84	$62.30	$76.13	$79.54	$79.54

Room Revenue	$5,836,760	$7,890,224	$17,282,087	$18,493,612	$18,494,328	$29,033	91.1%
Other Revenue	198,672	242,418	386,021	1,725,600	1,725,658	2,709	8.9
Total Revenue	$6,035,432	$8,132,642	$18,890,301	$20,219,212	$20,219,986	$31,743	100.0%

Departmental Expenses	1,367,202	2,063,667	4,653,784	4,971,752	4,971,935	7,805	24.6
Departmental Profit	$4,668,230	$6,068,975	$14,236,517	$15,247,460	$15,248,051	$23,937	75.4%

Operating Expenses	1,372,907	1,939,989	4,247,530	4,341,755	4,341,761	6,816	21.5
Gross Operating Profit	$3,295,323	$4,128,986	$9,988,987	$10,905,705	$10,906,290	$17,121	53.9%

Fixed Expenses	282,582	462,424	1,220,116	1,192,180	1,364,995	2,143	6.8
Management Fee	262,654	355,060	711,446	574,420	707,700	1,111	3.5
Franchise Fee	198,412	327,362	734,041	800,983	886,619	1,392	4.4
FF&E	0	0	392,668	517,675	808,799	1,270	4.0
Total Other Expenses	$743,648	$1,144,846	$3,058,271	$3,085,258	$3,768,113	$5,915	18.6%

Net Operating Income	$2,551,675	$2,984,140	$6,930,716	$7,820,447	$7,138,177	$11,206	35.3%
Net Cash Flow	$2,551,675	$2,984,140	$6,930,716	$7,820,447	$7,138,177	$11,206	35.3%
(1) Operating History for 2008 and 2009 are representative of partial operating history for the portfolio. Hampton Inn & Suites South Lake Buena Vista opened in February of 2008, Embassy Suites Palmdale opened in February 2010. Hilton Garden Inn Ridgefield Park opened in April 2009 and subsequently had rooms offline due to a sprinkler malfunction with all rooms being available for full occupancy in February 2010. 2008 column reflects operating history for Homewood Suites Nashville and Candlewood Suites Hattiesburg only. 2009 column represents operating history for Hampton Inn & Suites South Lake Buena Vista, Homewood Suites Nashville and Candlewood Suites Hattiesburg. 2010 and TTM reflect operating history for all of the hotels in the portfolio.
(2) TTM column represents the trailing twelve month period ending July 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Property Management. The properties are managed by Sun Development & Management Corp., an affiliate of the borrower and sponsor.

Release of Properties. After the expiration of the lockout period, the borrower may release a property or properties from the loan (except for the Embassy Suites Palmdale and Hilton Garden Inn Ridgefield Park properties, which cannot be released) by paying a release amount equal to 115% of the applicable allocated loan amount for the property and the applicable yield maintenance premium, provided that, among other things, (I) the LTV ratio (calculated including the mezzanine debt) of the remaining properties, as established by a current MAI appraisal prepared by an appraiser approved by lender shall not exceed 72.1%, (II) after the release of the applicable property, the DSCR (including the mezzanine debt) for the remaining properties subject to the liens of the mortgages based on the trailing twelve month period immediately preceding the release of the applicable individual property shall be equal to or greater than the greater of (i) 1.23 multiplied by a fraction of which (a) the numerator is the sum of the release amounts and the mezzanine release amounts of all properties subject to the liens of the mortgages (calculated including the individual property to be released) and (b) the denominator is the sum of the then-current outstanding principal amount of the loan and the mezzanine loan and (ii) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages (including the individual property requested to be released) immediately preceding the release of the applicable individual property based on the trailing twelve month period. Borrower shall have the right to deposit with lender cash or a letter of credit in an amount, which if used to reduce the outstanding principal balance of the loan, would cause the requirements of the DSCR test to be satisfied.

Additional Debt. A mezzanine loan of $17.7 million secured by the equity interest in the borrower was provided by JPMCB and was sold to a third party institutional investor. The mezzanine loan has coterminous maturity with the mortgage loan. The mezzanine loan is interest only and has an 11.0% coupon. Including the mezzanine loan, the Cut-off Date LTV is 71.9%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 9.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

53 of 102

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Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

54 of 102

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Google Kirkland Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Google Kirkland Campus

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$54,475,000		Title:	Fee
Cut-off Date Principal Balance:	$54,475,000		Property Type - Property Subtype:	Office – Suburban
% of Pool by IPB:	5.3%		Square Footage:	194,825
Loan Purpose:	Refinance		Location:	Kirkland, WA
Borrower:	SRMKJVD, LLC		Year Built/Renovated:	2008 / N/A
Sponsor:	Stone Rivard McGonigle Development, LLC		Occupancy:	100.0%
			Occupancy Date:	7/6/2011
Interest Rate:	5.90000%		Number of Tenants:	1
Note Date:	8/26/2011		Historical Net Operating Income
Maturity Date:	9/1/2021		2009:	$5,795,671
Interest-only Period:	None		2010:	$5,978,414
Original Term:	120 months		TTM(1):	$6,125,195
Original Amortization:	300 months		UW Economic Occupancy:	95.0%
Amortization Type:	Balloon		UW Revenues:	$8,348,237
Call Protection:	L(25),Grtr1%orYM(91),O(4)		UW Expenses:	$2,401,322
Lock Box:	Hard		UW Net Operating Income:	$5,946,915
Additional Debt:	N/A		UW Net Cash Flow:	$5,481,989
Additional Debt Balance:	N/A		Appraised Value(2):	$91,000,000
Additional Debt Type:	N/A		Appraisal Date:	7/14/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$280
Taxes:	$232,989	$46,598	Cut-off Date LTV(2):	59.9%
Insurance:	$13,881	$4,627	Maturity Date LTV(2):	46.2%
Replacement Reserves(3):	$2,435	$2,435	UW NCF DSCR:	1.31x
Other(4)(5):	$672,322	Springing	UW NOI Debt Yield:	10.9%

(1) TTM Net Operating Income represents the trailing twelve month period ending June 30, 2011.
(2) The $91,000,000 valuation, the Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Leased Fee” valuation assuming an 80% lease renewal probability. In addition, the appraiser provided a $71,000,000 valuation based on a hypothetical current market standards value scenario, assuming, among other things, a $24 per square foot, triple net lease rental rate with 3% annual escalations (the “Leased at Market Terms Value”), as well as a $50,000,000 valuation based on a hypothetical assumption that the property is “dark and available for lease (the “Dark Value”).
(3) Replacement reserves are capped at $87,660. At such time that a cash sweep event (as defined in the loan agreement) has occurred or if Google’s long term unsecured debt credit rating from S&P falls below BBB-, then the replacement reserves will no longer be capped.
(4) The Initial Other Escrows and Reserves represents the environmental remediation reserve, which is further described in the Environmental Remediation section hereof.
(5) The Monthly Other Escrows and Reserves represents the rollover reserve. The requirement to make monthly deposits to the rollover reserve is waived so long as Google maintains a long term unsecured debt credit rating of at least BBB- from S&P or, if Google’s long term unsecured debt credit rating from S&P falls below BBB-, Google does not report losses on its financial statements for three or more consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Google Kirkland Campus

The Loan. The Google Kirkland Campus loan has an outstanding principal balance of approximately $54.5 million and is secured by a first mortgage lien on an approximately 194,825 square foot suburban office campus located in Kirkland, Washington. The property is 100% occupied by Google Inc. (“Google”) subject to a lease with an initial maturity on January 31, 2020 with three five-year extension options and a fully extended maturity date of January 31, 2035. The loan is sponsored by Stone Rivard McGonigle Development, LLC, a private acquisition, development, construction and asset management company headquartered in Spokane, Washington. The ten-year loan amortizes based on a 25-year schedule. The proceeds of the loan and approximately $204,000 in new borrower equity were used to refinance existing debt of approximately $53.3 million, pay closing costs and fees of $444,000 and fund upfront reserves of $922,000. The sponsors have approximately $12.2 million of equity remaining in the property based on total construction costs of $66.7 million.

The Borrower. The borrowing entity for the loan is SRMKJVD, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Stone Rivard McGonigle Development, LLC, a private and fully integrated acquisition, development, construction and asset management company headquartered in Spokane, Washington. The loan’s nonrecourse carve-out guarantors are John M. Stone, Suzanne Stone, Bryan P. Stone, Cheryl A. Stone, James D. Rivard, Elizabeth A. Rivard, Dee J. McGonigle, III and Mary A. McGonigle. Certain of the nonrecourse carve-out guarantors are key members of Stone Rivard McGonigle Development, LLC.

Stone Rivard McGonigle Development, LLC was founded in 1999 by John M. Stone, Bryan P. Stone, James D. Rivard and Dee J. McGonigle, III. In December 2010, the members entered into an exit agreement to provide for the retirement of John Stone, with the remaining three individuals continuing to run the daily activities of the company. Stone Rivard McGonigle Development, LLC’s primary focus is urban, mixed use developments with apartments, senior housing, condominiums, retail and office.

The Property.  The Google Kirkland Campus is an approximately 194,825 square foot, three building, two-story Class A office complex located on 7.29 acres in Kirkland, Washington. The property was developed in 2008 by the sponsor for Google at a cost of approximately $66.7 million. Google has additionally invested approximately $23.2 million in tenant improvements and is expected to spend additional amounts of approximately $2.8 million. The core and shell structures of the buildings have been awarded the LEED Silver Certification. The interiors of Buildings B and C have been awarded LEED Platinum Certification, while Building A is reportedly being refinished in order to achieve a LEED Gold Certification. The property is located in Kirkland, Washington, approximately eight miles northeast of the Seattle central business district, along the east coast of Lake Washington and situated approximately four miles north of the Bellevue central business district and four miles east of Redmond. The property is located along South Sixth Street, approximately half of a mile west of I-405, which provides regional north-south access, and is accessed via two curb cuts.

The three buildings are lettered A through C. Building A is 68,892 square feet and is centrally positioned on the east side of the site fronting Sixth Street South. Building B is 62,967 square feet and is positioned on the southwest portion of the site. Building C is 62,966 square feet and is positioned in the northwest portion of the site. A central courtyard area provides drive-through access. The interior designs of the buildings are contemporary and open, with a focus on energy efficiency. Ceiling heights range from nine to twelve feet with most office area ceilings exposed and open with visible mechanical and electrical systems. Primary and secondary computer server rooms exist on each floor, with upgraded electrical and mechanical systems throughout the buildings and dedicated UPS and HVAC systems for each server room. An onsite generator provides for electrical backup for emergency system. Among other amenities, the property has employee lounge areas located throughout all three buildings, two full service cafeterias, a two-story indoor climbing wall, an employee fitness center, outdoor dog park and a soundproof music room. Parking is provided via surface parking and a sub-surface parking garage totaling 449 spaces with direct elevator access to each building. In total, the property has 652 parking spaces. Google is required to purchase 731 parking passes annually at rates defined in the lease agreement. The current defined rate is $55.00 per pass.

The property is 100% leased on a triple net basis to Google (NASDAQ: GOOG) through January 31, 2020. The lease provides Google three, five-year renewal options which can be exercised at market rents subject to a minimum rate of $31.55 per square foot with an extended maturity date of January 31, 2035 as well as a right of first offer to purchase the property upon the landlord entering a sale agreement with a third party or marketing the property for sale. The 2011 average base rent at the property is $29.58 per square foot. The base rent has escalations of $1.00 per square foot for each year during the term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

57 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Google Kirkland Campus

The lease provides Google with a one time termination option on July 31, 2016. Google must provide 16 months notice and pay a termination penalty equal to (a) twelve months of base rent, parking rent and reimbursements plus (b) all unamortized tenant improvements, cash allowance and brokerage commissions. In the event that Google exercises its termination option, the loan is structured with a cash flow sweep that commences upon Google’s notice of termination and sweeps 100% of all excess cash flow and the termination payment into a rollover reserve. The borrower has the right to use funds in the rollover reserve for tenant improvements and leasing commissions for new leases subject to lender approval. The cash flow sweep is anticipated to produce approximately $3.967 million. The twelve months of base rent, parking rent and reimbursement are anticipated to generate approximately $9.745 million. The unamortized tenant improvements, cash allowance and brokerage commissions are estimated to produce approximately $6.215 million. Based on the 25-year amortization schedule, the estimated balance of the loan at the time of Google’s termination option is approximately $49.4 million. The sum of the cash flow sweep and the termination penalty is estimated to be approximately $19.9 million. Applying the $19.9 million to the then anticipated outstanding principal balance of $49.4 million would result in an approximate loan balance of $29.5 million or $151 per square feet.

Due to the end of the lease being near the end of the term of the loan, the loan was structured with an additional lease expiration cash flow sweep.  Cash will be swept into a lender controlled reserve at the earlier of (i) the date that the borrower receives written notice from Google that it intends to cease business at the property or go dark or (ii) March 31, 2017 (approximately 34 months prior to the lease expiration). Google is required to give notice 16 months prior to the expiration.  The cash flow sweep is estimated to generate approximately $9.95 million in reserves. Applying the $9.745 million to the then anticipated outstanding principal balance of $44.7 million would result in an approximate loan balance of $34.9 million or $179 per square foot.

Google has a core business of maintaining an index of web sites and other online content for users, advertisers and network member and content providers. Google was founded in 1998 and is headquartered in Mountain View, California. Based on its $534.96 share price on September 8, 2011, Google (rated Aa2 by Moody’s and AA- by S&P) has a market capitalization of $172.7 billion. As of year end 2010, Google had total assets of approximately $57.8 billion and total liabilities of $11.6 billion, which resulted in shareholders’ equity of $46.2 billion. The engineering teams working out of the Kirkland office are engaged in a wide variety of projects including Google Talk and Talk Video, Google Chrome (Google’s internet browser), Gmail (Google’s e-mail service), YouTube, AdPlanner and AdWords. In December 2010, Google purchased Widevine, a Seattle-based maker of digital rights management software. Widevine’s 60 employees relocated from Widevine’s offices in downtown Seattle to Google’s Kirkland Campus.

The Google Kirkland Campus is located within the Kirkland office submarket. In total, the Kirkland office submarket contains approximately 4.49 million square feet with a vacancy rate of 14.5% as of the second quarter of 2011. The Kirkland office submarket contains approximately 1.28 million square feet of Class A office space with a vacancy rate of approximately 14.6%.The appraiser provided six Kirkland office lease comparables ranging from 51,841 to 120,000 square feet. The comparables were constructed between 1986 and 2008 and have triple net rental rates of $16.00-$26.00 per square foot. After adjustments for market conditions, location, age/condition and design, the appraiser concluded a market lease rate in the range of $23.00 to $24.00 per square foot.

Historical and Current Occupancy
2009	2010	Current
100.0%	100.0%	100.0%

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
Google	Aa2 / AA- / NA	194,825	100.0%	$30.35	1/31/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

58 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Google Kirkland Campus

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2012	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016(2)	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	1	194,825	100.0	5,912,939	100.0	194,825	100.0%	$5,912,939	100.0%
2021	0	0	0.0	0	0.0	194,825	100.0%	$5,912,939	100.0%
2022 & Beyond	0	0	0.0	0	0.0	194,825	100.0%	$5,912,939	100.0%
Total	1	194,825	100.0%	$5,912,939	100.0%
(1) Based on the underwritten rent roll.
(2) The lease provides Google with a one time termination option on July 31, 2016. See previous page for a full description of Google’s lease termination.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,405,875	$5,568,228	$5,659,897	$5,912,939	$30.35	67.4%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$5,405,875	$5,568,228	$5,659,897	$5,912,939	$30.35	67.4%
Total Reimbursements/Escalation	1,180,854	1,967,389	2,367,865	2,371,400	12.17	27.0
Parking Income	438,600	452,385	473,020	482,460	2.48	5.5
Net Rental Income	$7,025,329	$7,988,002	$8,500,782	$8,766,799	$45.00	100.0%
(Vacancy/Credit Loss)	0	0	0	(438,340)	(2.25)	(5.0)
Other Income	18,312	19,493	19,778	19,778	0.10	0.2
Effective Gross Income	$7,043,641	$8,007,495	$8,520,560	$8,348,237	$42.85	95.2%

Total Expenses	$1,247,970	$2,029,081	$2,395,365	$2,401,322	$12.33	28.8%

Net Operating Income	$5,795,671	$5,978,414	$6,125,195	$5,946,915	$30.52	71.2%

Total TI/LC, Capex/RR	404,346	129,232	243,315	464,926	2.39	5.6
Net Cash Flow	$5,391,325	$5,849,182	$5,881,880	$5,481,989	$28.14	65.7%
(1)	TTM column represents the trailing twelve month period ending June 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Google Kirkland Campus is managed by Stone Rivard McGonigle Development, LLC, an affiliate of the borrower.

Environmental Remediation. The property’s prior use included a door manufacturing facility, which utilized sumps, hydraulic lifts, hydraulic presses, and underground storage tanks. Following the completion of remedial activities, the majority of the property received a “No Further Action” (NFA) status from the Washington State Department of Ecology in March 2011 for approximately 90% of the development site. A small area of concern remains, roughly 10% of the site, which consists of a small plume of elevated PCP (pentachlorophenol, a potentially volatile organic hydrocarbon) at the far southern edge of the Property. The PCP site area is currently used for parking, an enclosed off-leash dog park, solid waste compaction and storage, and the interim passive groundwater remediation system.

A phase II equivalent report was completed and recommended remediation at the estimated cost of $537,858, which includes the installation of wells, modifying the existing treatment system, groundwater treatment, groundwater monitoring, and maintaining the treatment system until a NFA status is achieved. Remediation and monitoring is currently in process. The loan structure includes both an escrow at closing of $672,323, which represents 125% of the estimated cost for remediation, as well as an environmental insurance policy in lender’s name, which can be used in the event of a loan default and incomplete remediation. The policy provides coverage up to a $3.0 million limit, subject to a $100,000 deductable, for legal liability, cleanup costs, and bodily injury arising from pollution conditions on the property in the event that a demand, lawsuit, order, petition or governmental or regulatory action is filed against the insured alleging liability or responsibility for such pollution conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

59 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

60 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

61 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

62 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

63 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$48,850,000		Title:	Fee
Cut-off Date Principal Balance:	$48,850,000		Property Type - Property Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	4.7%		Square Footage:	110,818
Loan Purpose:	Refinance		Location:	New York, NY
Borrower:	24 West 57 APF LLC		Year Built/Renovated:	1928 / 2009
Sponsor:	Berndt Perl, Kenneth Aschendorf		Occupancy:	98.9%
Interest Rate(1):	5.17900%		Occupancy Date:	6/30/2011
Note Date:	8/22/2011		Number of Tenants:	28
Anticipated Repayment Date(1):	9/1/2016		Historical Net Operating Income
Interest-only Period:	None		2009:	$3,601,236
Original Term(2):	60 months		2010:	$4,507,594
Original Amortization:	360 months		TTM(3):	$4,396,577
Amortization Type:	ARD-Balloon		UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(32),O(3)		UW Revenues:	$7,062,297
Lock Box:	Hard		UW Expenses:	$2,410,948
Additional Debt:	N/A		UW Net Operating Income:	$4,651,349
Additional Debt Balance:	N/A		UW Net Cash Flow:	$4,333,478
Additional Debt Type:	N/A		Appraised Value:	$80,000,000
			Appraisal Date:	7/1/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$441
Taxes:	$248,377	$82,792	Cut-off Date LTV:	61.1%
Insurance(4):	$0	Springing	ARD LTV:	56.5%
Replacement Reserves:	$2,325	$2,325	UW NCF DSCR:	1.35x
Other(5)(6):	$20,833	$25,000	UW NOI Debt Yield:	9.5%

(1) The loan is structured with an anticipated repayment date (“ARD”) of September 1, 2016. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.17900%) and (ii) the then current five year swap yield for the period from the ARD through the maturity date (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is September 1, 2018.
(2) Represents the original term to the ARD.
(3) TTM Net Operating Income represents the trailing twelve month period ending June 30, 2011.
(4) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower insures the property under a blanket insurance policy reasonably acceptable to the lender.
(5) The Initial Other Escrows and Reserves represents the rollover reserve.
(6) The Monthly Other Escrow and Reserves represents the rollover reserve. The rollover reserve is capped at $750,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

64 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

The Loan. The 24 West 57th Street loan has an outstanding principal balance of approximately $48.9 million and is secured by a first mortgage lien on an approximately 110,818 square foot, 10-story mixed-use office building with ground floor retail in Midtown Manhattan. The five-year loan amortizes based on a 30-year schedule followed by hyperamortization if the loan is not repaid by the ARD. The property was acquired by the sponsor in 2006 for $71.9 million, and since acquisition they have spent approximately $5.3 million in capital improvements, tenant improvement/leasing commissions and other costs to bring their total basis to approximately $77.2 million.  The loan proceeds of $48.9 million plus additional equity of approximately $2.2 million were used to repay an existing fixed rate mortgage of approximately $33.4 million with M&T Bank, repay approximately $16.4 million of preferred equity financing with Starwood, fund upfront reserves of approximately $272,000 and pay closing costs of approximately $844,000.

The Borrower. The borrowing entity for the loan is 24 West 57 APF LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsors of the borrower and nonrecourse carve-out guarantors are Berndt Perl and Kenneth Aschendorf, principals and founding members of APF Properties LLC (“APF Properties”). APF Properties is a privately held, fully integrated real estate investment firm that owns and manages properties in the United States, Germany and Israel. The firm is headquartered in New York City with offices in Philadelphia, Pennsylvania and Frankfurt, Germany. APF Properties’ current portfolio is comprised of 6 properties in New York City, 2 properties in Philadelphia, and multiple international properties in Germany and Israel.

The Property.  24 West 57th Street is a Class B office building located in New York, New York with Class A ground level retail space situated on West 57th Street, between Fifth Avenue and Avenue of the Americas.  The 110,818 square foot 10-story Art Deco-style building was constructed in 1928 and acquired by the sponsor in 2006. The property has a history as “The New York Gallery Building”, a building specialized in offering tenants premium gallery and showroom space in New York City. The property’s net rentable area is comprised of approximately 27.4% retail space, 36.4% gallery space and 35.7% office space. Since acquisition, the sponsor has improved the property with remodeled corridors and the installation of new elevators, HVAC systems, Class E fire alarm systems, windows, and electrical systems. The most recent renovations have included a newly remodeled lobby, reception area, building façade, and a build out by tenant Ana Tzarev New York LLC (“Ana Tzarev”) for its retail space on West 57th Street. In 2010, the property was awarded an Energy Star certification for the building’s operating efficiency.

The property is 98.9% leased to 28 tenants, the three largest tenants – Ana Tzarev (17,530 square feet), Marian Goodman Gallery (14,318 square feet) and the Beacon Restaurant (12,836 square feet) – lease 40.3% of the NRA and account for 48.3% of the in-place base rent. Ana Tzarev, a combination of an art gallery and cultural center, has a lease that expires in August 2017. The Marian Goodman Gallery has a lease that expires in June 2016. B.E. West 56th Street, LLC, which owns the Beacon Restaurant on the ground floor, has a lease that expires in November 2018.

The property is located at 24 West 57th Street, New York, New York, on the south side of West 57th Street throughblock to West 56th Street between Fifth Avenue and Avenue of the Americas. The property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River. The Plaza District is comprised of four office statistical areas - the East Side, Park Avenue, Sixth Avenue/Rock Center, and Madison/Fifth, the submarket in which the property is located. As of the 1st quarter of 2011, the Property’s Madison/Fifth Avenue submarket contained approximately 24.7 million square feet of office space - approximately 21.7 million square feet of Class A space and approximately 3.1 million square feet of Class B space. The Class B space in the submarket has a direct vacancy rate of 6.7% and asking rental rates of $67.71 per square foot as of the 1st quarter of 2011.  The appraiser identified 8 properties that are considered direct competition to 24 West 57th Street. The competitive set has an average vacancy of less than 5% and asking rents that range from $55 per square foot to $80 per square foot.

Historical and Current Occupancy
2009	2010	TTM(1)	Current(2)
95.5%	98.3%	100.0%	98.9%
(1)	TTM represents the trailing twelve month period ending June 30, 2011.
(2)
The current occupancy of 98.9% is as of June 30, 2011. The current occupancy reflects a 1,233 square foot, month-to-month tenant as vacant. JPMCB did not underwrite any income from this tenant even though the tenant has been in-place and paying rent since September 2004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

65 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

24 West 57th Street

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
Ana Tzarev	NA / NA / NA	17,530	15.8%	$117.17	8/31/2017
Marian Goodman Gallery	NA / NA / NA	14,318	12.9%	$65.41	6/30/2016
Beacon Restaurant	NA / NA / NA	12,836	11.6%	$30.54	11/30/2018
The Timberland Company	NA / NA / NA	12,500	11.3%	$55.75	6/30/2012
Andrew Koenigsberg, LLC	NA / NA / NA	5,395	4.9%	$53.07	4/30/2021
The Galerie St. Etienne	NA / NA / NA	5,385	4.9%	$43.63	5/31/2014
Jevo NY, Inc. (Physique 57)	NA / NA / NA	5,308	4.8%	$49.01	4/30/2020
Michael Rosenfeld Gallery	NA / NA / NA	4,441	4.0%	$65.00	3/31/2012
Decker's Outdoor Corp.	NA / NA / NA	4,395	4.0%	$68.96	10/31/2013
Sportscare Institute Inc.	NA / NA / NA	3,703	3.3%	$46.22	5/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,267	1.1%	NAP	NAP	1,267	1.1%	NAP	NAP
2011 & MTM	1	807	0.7	$26,671	0.4%	2,074	1.9%	$26,671	0.4%
2012	4	21,340	19.3	1,252,920	17.9	23,414	21.1%	$1,279,591	18.3%
2013	4	5,657	5.1	468,208	6.7	29,071	26.2%	$1,747,799	25.0%
2014	5	13,572	12.2	667,553	9.5	42,643	38.5%	$2,415,352	34.5%
2015	5	5,576	5.0	264,601	3.8	48,219	43.5%	$2,679,953	38.3%
2016	1	14,318	12.9	936,579	13.4	62,537	56.4%	$3,616,532	51.7%
2017	1	17,530	15.8	2,053,990	29.3	80,067	72.3%	$5,670,522	81.0%
2018	1	12,836	11.6	392,012	5.6	92,903	83.8%	$6,062,534	86.6%
2019	1	1,824	1.6	80,785	1.2	94,727	85.5%	$6,143,319	87.7%
2020	3	10,696	9.7	539,540	7.7	105,423	95.1%	$6,682,859	95.4%
2021	2	5,395	4.9	319,106	4.6	110,818	100.0%	$7,001,965	100.0%
2022 & Beyond	0	0	0.0	0	0.0	110,818	100.0%	$7,001,965	100.0%
Total	28	110,818	100.0%	$7,001,965	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per square Foot	%(2)
Rents in Place	$5,839,395	$6,664,530	$6,674,649	$7,001,965	$63.18	94.3%
Vacant Income	0	0	0	60,775	0.55	0.8
Gross Potential Rent	$5,839,395	$6,664,530	$6,674,649	$7,062,739	$63.73	95.2%
Total Reimbursements/Escalation	271,309	252,549	261,533	359,540	3.24	4.84
Net Rental Income	$6,110,704	$6,917,079	$6,936,182	$7,422,278	$66.98	100.0%
(Vacancy/Credit Loss)	0	(163,731)	(133,057)	(371,114)	(3.35)	(5.0)
Other Income	33,558	13,337	11,132	11,132	0.10	0.1
Effective Gross Income	$6,144,263	$6,766,684	$6,814,257	$7,062,297	$63.73	95.1%

Total Expenses	$2,543,026	$2,259,091	$2,417,680	$2,410,948	$21.76	34.1%

Net Operating Income	$3,601,236	$4,507,594	$4,396,577	$4,651,349	$41.97	65.9%

Total TI/LC, Capex/RR	0	327,657	0	317,871	2.87	4.5
Net Cash Flow	$3,601,236	$4,179,937	$4,396,577	$4,333,478	$39.10	61.4%
(1)	TTM represents the trailing twelve month period ending June 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. 24 West 57th Street is managed by APF Properties, LLC an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$43,400,000		Title:	Fee
Cut-off Date Principal Balance:	$43,400,000		Property Type - Property Subtype:	Retail ─ Anchored
% of Pool by IPB:	4.2%		Square Footage:	359,373
Loan Purpose:	Refinance		Location:	Various
Borrower(1):	Various		Year Built/Renovated:	Various / N/A
Sponsor:	Kite Realty Group Trust		Occupancy(2):	91.5%
Interest Rate:	5.44200%		Occupancy Date:	Various
Note Date:	8/3/2011		Number of Tenants:	51
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$4,305,128
Original Term:	120 months		2010:	$3,798,605
Original Amortization:	360 months		TTM(3):	$3,844,282
Amortization Type:	Balloon		UW Economic Occupancy:	90.5%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues(2):	$6,484,653
Lock Box:	Hard		UW Expenses:	$2,193,504
Additional Debt:	N/A		UW Net Operating Income(2):	$4,291,149
Additional Debt Balance:	N/A		UW Net Cash Flow(2):	$3,845,645
Additional Debt Type:	N/A		Appraised Value:	$57,925,000
			Appraisal Date:	Various

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$121
Taxes(4):	$0	Springing	Cut-off Date LTV:	74.9%
Insurance(5):	$0	Springing	Maturity Date LTV:	62.5%
Replacement Reserves(6):	$6,000	$6,000	UW NCF DSCR:	1.31x
Other(7)(8):	$1,216,272	$22,500	UW NOI Debt Yield:	9.9%

(1) See “The Borrower” section for a complete list of borrowing entities.
(2) Occupancy, UW Revenues, UW Net Operating Income and UW Net Cash Flow include new leases that have been signed with Jason’s Deli, which adds $117,600 of annual rent, Body Plex, which adds $102,765 of annual rent, J. Razzo’s, which adds $90,288 of annual rent, and Mark Pi’s China Gate, which adds $74,040 of annual rent. J. Razzo’s is currently in place and rent payments are expected to commence April 6, 2012. Body Plex and Mark Pi’s China Gate are not yet in place and are expected to commence rent payments on June 9, 2012 and December 26, 2012, respectively. Occupancy excluding the two tenants not yet in place is approximately 89.7%.
(3) TTM Net Operating Income represents the trailing twelve month period ending May 31, 2011.
(4)The Monthly Tax Escrow requirement is waived so long as (i) no event of default has occurred and is continuing, (ii) the DSCR on a trailing three month basis is at least 1.15x and (iii) the borrower has provided the lender with evidence that the taxes have been paid prior to the date they are due.
(5) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(6) The Replacement Reserve shall be capped at $144,000.
(7) The Initial Other Escrows and Reserves represents (i) $627,964 for immediate repairs at Publix at Acworth, (ii) $343,263 in free rent reserves, (iii) $187,992 for tenant improvements and leasing commissions, (iv) $30,866 for Office Depot Reserve (v) $22,563 for roof repairs and sprinkler installation at Naperville Marketplace and (vi) $3,625 for parking lot improvements at Boulevard Crossing.
(8) The Monthly Other Escrows and Reserves represent tenant improvements and leasing commissions. Tenant improvement and leasing commissions are capped at $810,000, excluding the amounts identified in footnote (7).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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The Loan.  The Kite Retail Portfolio loan has an outstanding principal balance of $43.4 million and is secured by a first mortgage lien on four anchored retail shopping centers located in three states. The ten-year loan amortizes based on a 30-year schedule. Collectively the properties total approximately 359,373 square feet. Proceeds of the loan were used to pay closing costs of $740,077 and fund upfront escrows and reserves of $1,222,272, with the remaining proceeds of $41.5 million being used to encumber the properties with debt. The four properties were either built or acquired by Kite Realty Group Trust between 2004 and 2008.

The Borrower. The borrowing entities for the loan are KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC and Kite Acworth, LLC. Each borrower is an Indiana limited liability company and a special purpose entity.

The Sponsor.  The sponsor for the loan is Kite Realty Group Trust (NYSE: KRG) and the guarantor is Kite Realty Group, L.P., which is 89% owned by the sponsor. Kite Realty Group Trust is a real estate investment trust that focuses on the development, construction, ownership and operation of neighborhood and community shopping centers in the United States. Kite’s portfolio consists of 53 retail properties, 4 commercial properties and 5 properties under redevelopment across 9 states. As of year end 2010, Kite has assets of $1.1 billion with total stockholders equity of $423.1 million. As of September 9, 2011 Kite has a total market cap of approximately $239.1 million and is currently trading at a price of $3.76 per share.

The Properties. The portfolio consists of four anchored retail properties, two located in Indiana and one each in Illinois and Georgia. One property is grocery anchored while the three remaining properties are anchored by big box retail stores. Additionally, two of the properties contain shadow anchors.

Property Summary
Property	Location	Square Feet	Largest Tenants	Allocated Loan Amount	Appraised Value	Occupancy
Boulevard Crossing	Kokomo, IN	123,629	TJ Maxx PetCo Shoe Carnival	$13,650,000	$18,200,000	89.3%
Hamilton Crossing Center	Carmel, IN	82,353	Office Depot Jason's Deli La Hacienda Restaurant	13,050,000	17,400,000	90.6%
Naperville Marketplace	Naperville, IL	83,763	TJ Maxx PetSmart Dollar Tree	9,600,000	12,800,000	96.1%
Publix at Acworth	Acworth, GA	69,628	Publix CVS BodyPlex	7,100,000	9,525,000	91.0%
Total / Weighted Average		359,373		$43,400,000	$57,925,000	91.5%

Historical and Current Occupancy
Property	2008	2009	2010	Current(1)
Boulevard Crossing	96.3%	85.4%	90.0%	89.3%
Hamilton Crossing Center	98.4%	92.3%	84.4%	90.6%
Naperville Marketplace	83.2%	89.6%	96.1%	96.1%
Publix at Acworth	98.0%	96.3%	87.2%	91.0%
Weighted Average	94.1%	90.1%	89.6%	91.5%
(1)	Current Occupancy is as of May 2011.

Boulevard Crossing (Kokomo, IN). Boulevard Crossing was developed by the sponsor in 2004 and is located on the northeast corner of East Boulevard Street and South Reed Road (US-31) which is approximately 50 miles north of the Indianapolis central business district. The property consists of three separate buildings totaling approximately 123,629 square feet which are currently 89.3% occupied. The property is anchored by TJ Maxx which has a lease expiration of March 2014 and reported 2010 sales of approximately $4.9 million or $196 per square foot. Other tenants include Petco with a lease expiration of January 2015, Factory Card Outlet of America with a lease expiration of June 2014 and Shoe Carnival with a lease expiration of January 2014. Additionally, the property is shadow anchored by an approximately 89,000 square foot Kohl’s. The property is accessed directly from US-31, which provides access to the local neighborhood as well as regional access to South Bend to the north and Indianapolis to the south. The property is located less than half a mile from the Chrysler Transmission Plant, an approximately 3.1 million square foot facility that currently employs approximately 2,323 workers. The appraiser identified four retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from 96,000 square feet to 401,702 square feet and were built between 1964 and 1975. The competitive set has a weighted average occupancy rate of 90.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Hamilton Crossing Center (Carmel, IN). Hamilton Crossing Center was constructed in 1999 and acquired by the sponsor in 2004. The property is located on the southeast corner of US-31 (North Meridian Street) and West Carmel Drive, approximately 15 miles north of Indianapolis. The property is anchored by Office Depot and is comprised of three buildings in total with an additional parcel which has a ground lease to Max & Erma’s restaurant. The three main buildings contain a total of approximately 82,353 square feet that are currently leased by 17 tenants resulting in a current occupancy of 90.6%. Office Depot does not report sales and has a lease expiration of June 2014. US-31, which provides the main access the property, also serves as the primary retail corridor in the area and offers direct access to I-465 two and a half miles south of the property and continues south directly into Indianapolis. According to the appraiser the property sits in the north submarket of the Indianapolis Retail Market which contains approximately 2,393,000 square feet of leasable space, with an 8.5% vacancy rate, and an average asking rent of $18.81 per square foot. The appraiser identified four retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from 17,895 to 279,497 square feet and were constructed between 1970 and 1999. The competitive set has a weighted average occupancy rate of 88.0%.

Naperville Marketplace (Naperville, IL). Naperville Marketplace was developed by the sponsor in 2008 and is located on the northwest corner of SR-59 and 111th Street in Naperville, IL approximately 30 miles from the central business district of Chicago. The two buildings have a total square footage of approximately 154,300 of which 83,763 is included in the collateral for the loan. The additional space of approximately 70,537 square feet is occupied by a Caputo’s Fresh Market, which serves as a shadow anchor for the property. The portion of the property included in the loan is occupied by seven tenants and has a current occupancy of 96.1%. The property is co-anchored by TJ Maxx and PetSmart, Inc which have leases expiring in August 2016 and September 2018, respectively. For 2010 TJ Maxx reported sales of approximately $7.3 million or $222 per square foot and PetSmart reported sales of approximately $4.2 million or $148 per square foot. According to the appraiser, the property sits in the Far West submarket of Chicago which contains approximately 11,580,000 square feet of leasable space, with an 11.8% vacancy rate, and average asking rent of $19.41 per square foot. The appraiser identified five comparable retail centers that serve as the competitive set for the property. The centers in the competitive set range in size from approximately 128,121 to 464,309 square feet and were constructed between 2001 and 2006. The competitive set has a weighted average occupancy rate of 93.0%.

Publix at Acworth (Acworth, GA). Publix at Acworth is a multi-tenant neighborhood shopping center anchored by a Publix super market located in Acworth, GA, which lies approximately 27 miles northwest of the Atlanta central business district. The property, built in 1997, contains approximately 69,628 square feet and is currently 91.0% occupied. Publix (54.4% of NRA) has a lease expiration of May 2017 and reported 2010 sales of approximately $15.8 million or $417 per square foot. Publix is the largest privately owned supermarket chain in the US with over 1,000 stores across 5 states. CVS is the second largest tenant and has a lease expiration of April 2012. Ingress and egress to the property is provided by way of Baker Road and Cowan Road and is located within a three mile radius of the intersection of Highway 92 and I-75. According to the appraiser, the property is located in the northwest Atlanta retail submarket which contains approximately 6,225,000 square feet of leasable space with a 13.2% vacancy rate and average asking rent of $16.92. The appraiser identified nine comparable retail centers that serve as the competitive set for the property. The centers in the competitive set range from 10,200 square feet to 135,720 square feet and were constructed between 1986 and 2004. The competitive set has a weighted average occupancy rate of 89.0%.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF	Lease Expiration Date
Publix	Publix at Acworth	NA / NA / NA	37,888	10.5%	$8.90	$417	5/1/2017
TJ Maxx	Naperville Marketplace	A3 / A / NA	33,000	9.2%	$10.05	$222	8/31/2016
Office Depot	Hamilton Crossing Center	Caa1 / B- / NA	30,722	8.5%	$11.25	NAV	6/30/2014
PetSmart	Naperville Marketplace	NA / BB / NA	28,683	8.0%	$13.00	$148	9/30/2018
TJ Maxx	Boulevard Crossing	A3 / A / NA	25,000	7.0%	$8.84	$196	3/31/2014
PetCo	Boulevard Crossing	NA / NA / NA	13,560	3.8%	$14.00	NAV	1/31/2015
Shoe Carnival	Boulevard Crossing	NA / NA / NA	12,000	3.3%	$12.50	$296	1/31/2014
Factory Card Outlet of America	Boulevard Crossing	NA / NA / NA	11,880	3.3%	$12.00	$83	6/30/2014
Ulta Salon	Boulevard Crossing	NA / NA / NA	11,000	3.1%	$14.50	$47	2/28/2021
CVS	Publix at Acworth	Baa2 / BBB+ / BBB+	9,240	2.6%	$10.00	$627	4/30/2012
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease or not.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	30,436	8.5%	NAP	NAP	30,436	8.5%	NAP	NAP
2011 & MTM	2	3,156	0.9	$62,989	1.4%	33,592	9.3%	$62,989	1.4%
2012	5	20,186	5.6	277,592	6.0	53,778	15.0%	$340,581	7.4%
2013	6	11,215	3.1	228,553	5.0	64,993	18.1%	$569,134	12.3%
2014	10	92,269	25.7	1,099,531	23.8	157,262	43.8%	$1,668,665	36.1%
2015	5	18,881	5.3	289,365	6.3	176,143	49.0%	$1,958,030	42.4%
2016	11	72,089	20.1	1,049,384	22.7	248,232	69.1%	$3,007,414	65.1%
2017	5	54,326	15.1	641,505	13.9	302,558	84.2%	$3,648,919	79.0%
2018	2	31,738	8.8	440,089	9.5	334,296	93.0%	$4,089,008	88.6%
2019	0	0	0.0	0	0.0	334,296	93.0%	$4,089,008	88.6%
2020	1	3,669	1.0	113,922	2.5	337,965	94.0%	$4,202,930	91.0%
2021	4	21,408	6.0	414,138	9.0	359,373	100.0%	$4,617,068	100.0%
2022 & Beyond	0	0	0.0	0	0.0	359,373	100.0%	$4,617,068	100.0%
Total	51	359,373	100.0%	$4,617,068	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$4,610,575	$4,384,819	$4,361,943	$4,617,067	$12.85	65.4%
Vacant Income	0	0	0	459,763	1.28	6.5
Gross Potential Rent	$4,610,575	$4,384,819	$4,316,943	$5,076,831	$14.13	71.9%
Total Reimbursements	1,719,513	1,452,804	1,561,058	1,982,078	5.52	28.1
Other Income	17,906	13,214	16,612	97,788	0.27	1.4
(Vacancy/Credit Loss)	0	0	0	672,043	1.87	9.5
Effective Gross Income	$6,347,994	$5,850,837	$5,939,613	$6,484,653	$18.04	91.9%

Total Expenses	$2,042,866	$2,052,232	$2,095,331	$2,193,504	$6.10	33.8%

Net Operating Income	$4,305,128	$3,798,605	$3,844,282	$4,291,149	$11.94	66.2%

Total TI/LC, Capex/RR	0	0	0	445,503	1.24	6.9
Net Cash Flow	$4,305,128	$3,798,605	$3,844,282	$3,845,645	$10.70	59.3%
(1)	TTM represents the trailing twelve month period ending May 31, 2011.
(2)
UW Revenues,  UW Net Operating Income and UW Net Cash Flow include new leases that have been signed with Jason’s Deli, which adds $117,600 of annual rent, Body Plex, which adds $102,765 of annual rent, J. Razzo’s, which adds $90,288 of annual rent, and Mark Pi’s China Gate, which adds $70,040 of annual rent. J. Razzo’s is currently in place and rent payments are expected to commence April 6, 2012. Body Plex and Mark Pi’s China Gate are not yet in place and are expected to commence rent payments on June 9, 2012 and December 26, 2012, respectively.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Kite Retail Portfolio is managed by KRG Management, LLC, an affiliate of the borrower and sponsor.

Release of Properties. After the expiration of the lockout period, the borrower may release a property or properties from the loan by paying a release amount equal to 115% of the applicable release amount for the property and the applicable yield maintenance premium, provided that, among other things, after the release of the applicable property, the DSCR  for the remaining properties subject to the liens of the mortgages based on the trailing twelve month period immediately preceding the release of the applicable individual property shall be equal to or greater than the greater of (a) 1.31 multiplied by a fraction of which (x) the numerator is the sum of the release amounts of all of the properties subject to the liens of the mortgages (calculated including the individual property to be released) and (y) the denominator is the sum of the then-current outstanding principal amount of the loan, and (b) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages (including the individual property requested to be released) immediately preceding the release of the applicable individual property based on the trailing twelve month period. The borrower shall have the right to deposit with the lender cash or a letter of credit in an amount, if used to reduce the outstanding principal balance of the loan, would otherwise cause the requirements of the DSCR test to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Kite Retail Portfolio

The borrower may also obtain the release of the vacant outparcel at Publix at Acworth without any prepayment of debt provided that several conditions are satisfied, including, without limitation: (i) the remaining portion of the property will comply with all zoning ordinances, (ii) the remaining portion of the property will be considered a separate tax parcel and (iii) immediately after the release either (a) the ratio of the unpaid principal balance of the loan to the value of the remaining property is equal to or less than 125%, or (b) the principal balance is paid down by the least of the following amounts: (1) if the outparcel is sold, the net proceeds of the sale, (2) the fair market value of the outparcel at the time of release, or (3) an amount such that the LTV of the loan does not increase after the release, unless the lender receives an opinion of counsel that if the principal balance of the loan is not paid down in the amounts as set forth in (1), (2) or (3) above, the securitization will not fail to maintain its status as a REMIC Trust as a result of the release.

Substitution of Properties. The borrower may obtain the release of an individual property by substituting another approved property upon satisfaction of several conditions, including, without limitation: (i) an appraisal dated no more than sixty days prior to the substitution closing date shall confirm that the fair market value of the substitute property is not less than the greater of (a) 100% of the fair market value of the release property as of the closing date or (b) 100% of the fair market value of the released property as of the substitution closing date and (ii) the DSCR of the properties including the substitute property (but excluding the released property) based on the trailing twelve month period immediately preceding the substitution shall be equal to or greater than the greater of (a) if an individual property has previously been released,1.31 multiplied by a fraction of which (x) the numerator is the sum of the release amounts of all of the properties subject to the liens of the mortgages (calculated including the individual property to be released) and (y) the denominator is the sum of the then-current outstanding principal amount of the loan, (b) the aggregate DSCR of the properties immediately preceding the substitution closing date or (c) the DSCR for all the properties as of the closing date. Borrower shall have the right to deposit with lender cash or a letter of credit in an amount, if used to reduce the outstanding principal balance of the loan, which would otherwise cause the requirements of the DSCR test to be satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

79 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

80 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

81 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$42,280,000		Title:	Fee
Cut-off Date Principal Balance:	$42,280,000		Property Type - Property Subtype:	Retail – Anchored
% of Pool by IPB:	4.1%		Square Footage:	598,774
Loan Purpose:	Refinance		Location:	Orland Park, IL
Borrower:	Inland Orland Park Place, L.L.C.		Year Built/Renovated:	1980 / 1999
Sponsor:	IN Retail Fund, L.L.C.		Occupancy(1):	99.9%
Interest Rate:	5.5500%		Occupancy Date:	6/17/2011
Note Date:	9/1/2011		Number of Tenants:	27
Maturity Date:	9/1/2021		Historical Net Operating Income
Interest-only Period:	120 months		2009:	$5,840,054
Original Term:	120 months		2010(2):	$5,535,465
Original Amortization:	None		TTM(2)(3):	$5,073,271
Amortization Type:	Interest Only		UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)		UW Revenues:	$10,676,822
Lock Box:	Springing		UW Expenses:	$5,181,536
Additional Debt:	N/A		UW Net Operating Income:	$5,495,286
Additional Debt Balance:	N/A		UW Net Cash Flow:	$4,777,320
Additional Debt Type:	N/A		Appraised Value:	$81,600,000
			Appraisal Date:	6/24/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$71
Taxes(4):	$0	Springing	Cut-off Date LTV:	51.8%
Insurance(5):	$0	Springing	Maturity Date LTV:	51.8%
Replacement Reserves:	$0	$0	UW NCF DSCR:	2.00x
Other(6)(7):	$2,842	Springing	UW NOI Debt Yield:	13.0%

(1) The property is currently 99.9% leased by 27 tenants. hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011.
(2) The property’s decrease in Historical Net Operating Income from 2010 to TTM is as a result of the timing of new leasing of vacant spaces at the property towards the end of 2010. Buy Buy Baby took over a vacant Linens ‘N Things and executed a new lease starting in December 2010 for 32,803 square feet. Old Navy moved from a 28,030 square foot space to a 20,690 square foot space with a lease start in September 2010. In addition, the TTM reflects certain one-time expenses property maintenance. The increase in UW Net Operating Income from TTM is due to Ross Dress for Less taking over the Old Navy space.
(3) TTM represents the trailing twelve month period ending May 31, 2011.
(4) The Monthly Tax Escrow requirement is waived so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides evidence of payment of taxes to the lender and (iii) the DSCR based on a trailing three month basis is equal to or greater than 1.45x.
(5) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower provides the lender with satisfactory evidence (as determined by the lender) that the property is insured under a blanket insurance policy in accordance with the requirements of the loan agreement.
(6) The Initial Other Escrows and Reserves represents 125% of the amount that Dick’s Sporting Goods asserts is due from the borrower in connection with alleged landlord defaults under the tenant’s lease.
(7) The Monthly Other Escrows and Reserves refers to a rollover reserve that springs upon the occurrence of the earlier of (a) the borrower’s receipt of a notice from a major tenant (defined in the loan documents as (i) Bed Bath & Beyond, (ii) DSW Shoe Warehouse, (iii) Marshalls, (iv) Stein Mart, (v) K&G Superstore, (vi) Dick’s Sporting Goods and (vii) Nordstrom Rack or a replacement tenant for any of the foregoing  reasonably acceptable to lender) that they will not renew or extend its lease or (b) borrower’s failure to receive renewal notification from any major tenant six months prior to the expiration date of the applicable major tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

The Loan. The Orland Park Place loan has an outstanding principal balance of approximately $42.3 million and is secured by a first mortgage lien on an approximately 598,774 square foot anchored retail center located in Orland Park, Illinois. The ten-year loan is interest only. The proceeds of the loan were used to repay existing debt of approximately $30.2 million, pay closing and other costs of approximately $268,000 and return approximately $11.8 million of equity to the sponsors. The debt repaid proceeds of a loan that was originated in 2001, with an original principal balance of approximately $34.0 million, and was securitized in FUNBC 2001-C4. The property was purchased by the sponsor in 2006 for a purchase price of approximately $76.9 million and the debt repaid by the loan only encumbered part of the property.

The Borrower. The borrowing entity for the loan is Inland Orland Park Place, L.L.C., a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is IN Retail Fund, L.L.C., a joint venture between Inland Real Estate Corporation (“Inland”) and New York State Teachers’ Retirement System (“NYSTRS”). Inland (NYSE: IRC) is a publicly traded real estate investment trust and an owner/operator of community, neighborhood, power, lifestyle and single tenant retail centers in the midwestern United States. Inland’s portfolio includes 163 properties totaling approximately 14 million square feet of gross leasable area. Inland’s portfolio has an asset acquisition value of approximately $1.9 billion and as of June 30, 2011, Inland had a total capitalization of approximately $1.8 billion. NYSTRS is a large public retirement system in the United States that serves nearly 286,000 active members and more than 141,000 retirees and beneficiaries. As of June 30, 2010, NYSTRS had total assets of approximately $80.9 billion.

The Property.  Orland Park Place is an approximately 598,774 square foot anchored retail center located in Orland Park, Illinois, approximately 25 miles southwest of downtown Chicago. Located at the intersection of 153rd Street and LaGrange Road, the property was developed in 1980 and is situated on approximately 45 acres. The property is situated adjacent to the Orland Square Mall, a 1.2 million square foot enclosed shopping mall that opened in 1976 is owned and managed by Simon Property Group.

Orland Park Place is anchored by Dick’s Sporting Goods, Bed Bath & Beyond, Marshalls, Stein Mart, DSW Shoe Warehouse, Barnes & Noble, hhgregg (scheduled to open September 2011), Ross Dress for Less (scheduled to open October 2011) and a Kohl’s (not part of the collateral). hhgregg recently signed a lease to take over the former Sports Authority space and is in the process of building out their store for an expected opening in September 2011. Ross Dress for Less recently signed a lease to take over the former Old Navy space and is in the process of building out their store for an expected opening in October 2011. The Orland Square Mall, which includes Carson Pirie Scott, Macy’s, JCPenney, Sears, Best Buy, Factory Card Outlet, Golf Galaxy, Jo-Ann Fabrics, and Value City Furniture, serves as an additional anchor to the property. Orland Park Place is approximately 99.9% leased by 27 tenants as of June 17, 2011. Total sales at the property for tenants that reported for the year ending 2010 are approximately $243 per square foot.

The property’s location at the intersection of 153rd Street and LaGrange Road (US Highway 45) in Orland Park provides visibility and access from this highway. LaGrange Road is the retail artery in the local area and provides access to I-55 and I-294 to the north and to I-80 to the south. Per Neilsen, based on 2011 estimates, in a 5-mile radius there are approximately 184,000 people over approximately 67,000 households with an average household income of $89,000. The trade area for the Orland Square Mall, per Simon, encompasses over 500,000 people in approximately 196,000 households with an average household income of approximately $91,000.

Per the appraiser, the property is in the Southwest submarket of Chicago, which contains approximately 8.7 million square feet or 8.5% of the region’s inventory and has a vacancy rate of approximately 12.6% as of the 1st quarter of 2011. This compares to a vacancy in the competitive set of approximately 5.1%. According to the appraiser, the property’s primary competition includes seven properties: Orland Park Crossing, Orland Park Shopping Center, Park Pointe Plaza, Orland Greens Shopping Center, Michaels Anchored Center, Ravinia Plaza and Lakeview Plaza. The competitive properties are comprised of community or neighborhood shopping centers ranging from approximately 52,900 square feet to 363,000 square feet.  The average occupancy among the competitive set is approximately 94.9% while asking rents average from approximately $16 per square foot to $24 per square foot.

Historical and Current Occupancy(1)
2009	2010	Current(2)
90.4%	95.3%	99.9%
(1)	Historical occupancies are as of December 31st of each respective year. Current occupancy is as of June 17, 2011.
(2)
The property is currently 99.9% leased by 27 tenants. hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
Dick's Sporting Goods	NA / NA / NA	100,000	16.7%	$7.50	$137	1/31/2019
Bed Bath & Beyond	NA / BBB+ / NA	55,804	9.3%	$8.77	$219	1/31/2015
hhgregg (4)	NA / NA / NA	44,495	7.4%	$10.00	NAV	8/31/2021
Marshalls	B2 / B- / BB	39,380	6.6%	$8.42	$241	10/31/2015
Stein Mart	NA / NA / NA	36,743	6.1%	$5.97	$139	1/31/2016
K&G Superstore	NA / NA / NA	36,511	6.1%	$11.00	NAV	5/31/2016
Nordstrom Rack	Baa1 / A- / A-	34,833	5.8%	$12.20	NAV	4/30/2019
Buy Buy Baby	NA / BBB+ / NA	32,803	5.5%	$7.75	NAV	1/31/2022
Ross Dress for Less(4)	NA / BBB+ / NA	28,030	4.7%	$13.50	NAV	1/31/2021
DSW Shoe Warehouse	NA / NA / NA	24,999	4.2%	$18.00	$283	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represent sales for the year ended December 31, 2010.
(4) hhgregg and Ross Dress for Less are currently not open for business. Both have recently executed leases and are in the process of building out their space. hhgregg is expected to be open in September 2011 while Ross Dress for Less is expected to be open in October 2011

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	812	0.1%	NAP	NAP	812	0.1%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	812	0.1%	$0	0.0%
2012	2	7,000	1.2	189,000	2.9	7,812	1.3%	$189,000	2.9%
2013	2	24,196	4.0	350,150	5.3	32,008	5.3%	$539,150	8.1%
2014	3	31,913	5.3	490,311	7.4	63,921	10.7%	$1,029,461	15.5%
2015	4	144,418	24.1	1,513,468	22.8	208,339	34.8%	$2,542,929	38.4%
2016	6	89,497	14.9	987,596	14.9	297,836	49.7%	$3,530,525	53.3%
2017	1	8,743	1.5	157,374	2.4	306,579	51.2%	$3,687,899	55.6%
2018	0	0	0.0	0	0.0	306,579	51.2%	$3,687,899	55.6%
2019	2	134,833	22.5	1,175,029	17.7	441,412	73.7%	$4,862,928	73.3%
2020	2	26,690	4.5	396,400	6.0	468,102	78.2%	$5,259,328	79.3%
2021	2	72,525	12.1	823,355	12.4	540,627	90.3%	$6,082,683	91.7%
2022 & Beyond	3	58,147	9.7	547,193	8.3	598,774	100.0%	$6,629,876	100.0%
Total	27	598,774	100.0%	$6,629,876	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Orland Park Place

Operating History and Underwritten Net Cash Flow
	2009	2010(1)	TTM(1)(2)	Underwritten(1)	Per Square Foot	%(3)
Rents in Place	$7,118,165	$6,917,476	$6,493,949	$6,629,876	$11.07	59.1%
Vacant Income	0	0	0	21,924	0.04	0.2
Gross Potential Rent	$7,118,165	$6,917,476	$6,493,949	$6,651,800	$11.11	59.3%
Total Reimbursements/Escalation	4,443,201	3,949,516	4,433,090	4,564,273	7.62	40.7
Net Rental Income	$11,561,366	$10,866,992	$10,927,039	$11,216,073	$18.73	100.0%
(Vacancy/Credit Loss)	(197,233)	(210,506)	(276,805)	(560,804)	(0.94)	(5.0)
Other Income	25,612	21,552	22,951	21,552	0.04	0.2
Effective Gross Income	$11,389,744	$10,678,037	$10,673,184	$10,676,822	$17.83	95.2%

Total Expenses	$5,549,691	$5,142,573	$5,599,913	$5,181,536	$8.65	48.5%

Net Operating Income	$5,840,054	$5,535,465	$5,073,271	$5,495,286	$9.18	51.5%

Total TI/LC, Capex/RR	0	0	0	717,965	1.20	6.7
Net Cash Flow	$5,840,054	$5,535,465	$5,073,271	$4,777,320	$7.98	44.7%
(1)
The property’s decrease in Historical Net Operating Income from 2010 to TTM is as a result of the timing of new leasing of vacant spaces at the property towards the end of 2010. Buy Buy Baby took over a vacant Linens ‘N Things and executed a new lease starting in December 2010 for 32,803 square feet. Old Navy moved from a 28,030 square foot space to a 20,690 square foot space with a lease start in September 2010. In addition, the TTM reflects certain one-time expenses property maintenance. The increase in UW Net Operating Income from TTM is due to Ross Dress for Less taking over the Old Navy space.

(2)	TTM represents the trailing twelve month period ending May 31, 2011.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Orland Park Place is managed by Inland Commercial Property Management, Inc., an affiliate of Inland.

Environmental Indemnification.  Limited subsurface sampled was completed to assess potential impacts from a former automotive repair facility that used hydraulic lifts. Sampling did not detect polychlorinated biphenyls but did detect some hydrocarbon compounds in groundwater. The environmental consultant recommended reporting the findings to the state environmental agency, which likely will require additional investigation. The consultant estimated that the costs of remaining investigations and remediation of soil and groundwater could range from $185,000 to $350,000, assuming that both soil and groundwater localized impacts are identified. The mortgage loan documents require that the borrower take necessary actions to diligently pursue a no-further-action regulatory closure letter from the state agency. A prepaid environmental insurance policy has been obtained naming the mortgage loan seller (and successors and assigns) as insured, with policy term of 10 years and 30 days, an aggregate coverage limit of $1,000,000, and a deductible of $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

86 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

LaSalle Select Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

87 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

LaSalle Select Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

88 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

LaSalle Select Portfolio

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$40,125,000		Title:	Fee
Cut-off Date Principal Balance:	$40,085,439		Property Type - Property Subtype:	Office – Suburban
% of Pool by IPB:	3.9%		Square Footage:	399,641
Loan Purpose:	Acquisition		Location:	Various, GA
Borrower:	Rosemont Atlanta Properties LLC		Year Built/Renovated:	Various / N/A
Sponsor:	Rosemont Realty, LLC		Occupancy:	86.3%
Interest Rate:	5.31340%		Occupancy Date:	6/1/2011
Note Date:	7/6/2011		Number of Tenants:	16
Maturity Date:	8/1/2021		Historical Net Operating Income
Interest-only Period:	None		2009:	$4,261,975
Original Term:	120 months		2010:	$4,281,730
Original Amortization:	360 months		TTM(1):	$4,414,717
Amortization Type:	Balloon		UW Economic Occupancy:	83.0%
Call Protection:	L(25),Def(93),O(2)		UW Revenues:	$6,968,528
Lock Box:	Hard		UW Expenses:	$2,752,737
Additional Debt:	N/A		UW Net Operating Income:	$4,215,792
Additional Debt Balance:	N/A		UW Net Cash Flow:	$3,708,949
Additional Debt Type:	N/A		Appraised Value:	$53,550,000
			Appraisal Date	5/25/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$100
Taxes:	$511,122	$49,692	Cut-off Date LTV:	74.9%
Insurance:	$0	$0	Maturity Date LTV:	62.2%
Replacement Reserves:	$9,658	$9,658	UW NCF DSCR:	1.39x
Other(2)(3)(4):	$1,771,590	$41,670	UW NOI Debt Yield:	10.5%

(1) TTM Net Operating Income represents the trailing twelve month period ending April 30, 2011.
(2) The Initial Other Escrows and Reserves represents (i) $1,001,781 lease reserve for HCA for tenant improvements, (ii) $689,389 for rent abatements relating to outstanding free rent credit for Ashworth University, Conway Data and Royak Group  tenants, (iii) $38,750 for immediate repairs, and (iv) $41,670 for tenant improvements and leasing commissions.
(3) The Monthly Other Escrows and Reserves represents tenant improvement and leasing commission obligations.
(4) In the event that Primedia delivers notice of non-renewal, or the borrower fails to deliver evidence that Primedia has exercised its renewal option before March 31, 2016, the rollover reserve cap shall be $2,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

89 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

LaSalle Select Portfolio

The Loan. The LaSalle Select Portfolio loan has an outstanding principal balance of approximately $40.1 million and is secured by a first mortgage on four office properties, three located in Norcross, Georgia and one in Johns Creek, Georgia, totaling approximately 399,641 square feet. All four of the properties are located in the greater Atlanta area and have cumulative current occupancy of 86.3%. The ten-year loan amortizes on a 30-year schedule. Proceeds were used to finance the acquisition and pay closing costs of $3.5 million for total purchase price of $57.0 million, equating to a total loan to cost value of 70.4%. After paying closing costs the borrower has approximately $16.9 million of equity in the properties.

The Borrower. The borrowing entity for the loan is Rosemont Atlanta Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC. The sponsor is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space. Since 1991, Rosemont has acquired over 30 million square feet of commercial space across the United States with a focus on high quality assets in secondary growth markets. As of December 31, 2010, the company had total assets of $258.8 million.

The Properties. The collateral consists of four office buildings all located in the suburban Atlanta, Georgia area. The buildings range from four to five stories with a total combined square footage of 399,641 feet, with a current occupancy of 86.3%. All of the buildings maintain close proximity to Peachtree Parkway (Georgia State Road 141) which has a daily traffic count of 46,500 cars and provides direct access to Atlanta. According to the appraiser all of the properties are located in the Central Perimeter office market which consists of approximately total of 20,266,270 square feet of Class A space and had a vacancy rate of 19.4% for the first quarter of 2011.

Property Summary
Property	Location	Square Feet	Largest Tenants	Allocated Cut-off Date Balance	Appraised Value	Occupancy
5707 Peachtree Parkway	Norcross, GA	99,142	HCA	$10,554,709	$14,100,000	100.0%
3585 Engineering Drive	Norcross, GA	98,092	Primedia	10,255,285	13,700,000	88.3%
6455 East Johns Crossing	Johns Creek, GA	98,253	Admiral Insurance Wells Fargo Vsoft	10,105,573	13,500,000	61.7%
6625 The Corners Parkway	Norcross, GA	104,154	Ashworth University Arinso Canvas Systems	9,169,872	12,250,000	94.7%
Total/Weighted Average		399,641		$40,085,439	$53,550,000	86.3%

Historical and Current Occupancy
Property	2008	2009	2010	Current(1)
5707 Peachtree Parkway	100.0%	100.0%	100.0%	100.0%
3585 Engineering Drive	100.0%	100.0%	100.0%	88.3%
6455 East Johns Crossing	98.0%	77.9%	85.7%	61.7%
6625 The Corners Parkway	49.0%	64.1%	94.7%	94.7%
Weighted Average	86.0%	85.0%	95.0%	86.3%
(1)	Current Occupancy is as of April 30, 2011.

5707 Peachtree Parkway (Norcross, GA). 5707 Peachtree Parkway was constructed in 1997 and is located on Peachtree Parkway providing direct access to Atlanta approximately 17 miles to the southwest. The property is four-story, Class A office building with a total of 99,142 square feet situated on an approximately 10.8 acre site. The property is currently 100% occupied by a single tenant, HCA Healthcare (NYSE: HCA), which has occupied the property for approximately eleven years. HCA’s current lease expires on December 31, 2020, and HCA has an early termination option of August 31, 2018. In the event that HCA elects to exercise its early termination option or borrower fails to deliver evidence of a lease extension satisfactory to the lender on or before December 31, 2019, a cash sweep event will be triggered. HCA is a healthcare services provider with a market cap of $9.86 billion and a market price of $19.06 per share as of August 25, 2011. The area of Gwinnett County that the property is located in consists of mainly industrial and office buildings that are surrounded by residential neighborhoods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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3585 Engineering Drive (Norcross, GA). 3585 Engineering Drive was constructed in 1996 and is located just off Peachtree Industrial Boulevard approximately 17 miles northeast of Atlanta. The property is a four-story, Class A office building with a total of 98,092 square feet, situated on an approximately 9.4 acre site. The property is currently 88.3% occupied by Primedia. Primedia is a vertical search company that provides millions of renters and homebuyers with information on finding places to live through various sources of media. Primedia reported a total net income of $18.3 million in December 2010 and was recently acquired by TPG Capital for approximately $525.0 million, which equated to $7.10 per share and a 62.0% premium to the share price at the time. A second tenant, SSL Americas, Inc., leases the remaining space; however it has vacated the property and has a lease expiration of January 31, 2015. This space was underwritten as vacant. Peachtree Industrial Boulevard extends from I-285 which serves as a beltway around the perimeter of Atlanta as well as providing a direct connection to I-85.

6455 East Johns Crossing (Johns Creek, GA). 6455 East Johns Crossing was constructed in 1996 and is located in Johns Creek, Georgia, which lies approximately 25 miles northeast of Atlanta. The property is a four-story, Class A office building situated on an approximately 8.0 acre site. The property is currently 61.7% occupied by nine tenants. The largest tenant, Admiral Insurance, is an insurance company that provides excess and surplus lines coverage to commercial risks involving moderate to high degrees of hazard. Founded in 1974, Admiral Insurance currently has $3.2 billion in assets and has a lease expiration date of September 30, 2016. The property sits approximately five miles from Georgia Highway 400 which provides connection to Peachtree Industrial Boulevard and the surrounding suburban Atlanta metropolitan statistical area.

6625 The Corners Parkway (Norcross, GA). 6625 The Corners Parkway was constructed in 1986 and is located just off Peachtree Industrial Boulevard approximately 17 miles northeast of Atlanta. The property is a five-story, Class A office building with a total of 104,154 square feet situated on a 6.5 acre site. The property is currently 94.7% occupied by five tenants. The largest tenant, Ashworth University, is a nationally accredited distance learning institution that offers over 100 flexible, lifestyle friendly education programs. Ashworth uses the space for offices and has a lease expiration of December 31, 2018. The second largest tenant is Arinso, which is a global human resources software and service provider with offices in 35 countries and approximately 8,000 employees. Arinso has a lease expiration of March 31, 2016.

Tenant Summary
Tenant	Property	Ratings(1) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Lease Expiration Date
HCA (2)	5707 Peachtree Parkway	B3 / NA / B-	99,142	24.8%	$18.92	12/31/2020
Primedia	3585 Engineering Drive	NA / B / NA	86,598	21.7%	$21.17	12/31/2016
Ashworth University	6625 The Corners Parkway	NA / NA / NA	31,822	8.0%	$18.00	12/31/2018
Arinso	6625 The Corners Parkway	NA / NA / NA	29,471	7.4%	$19.59	3/31/2016
Admiral Insurance	6455 East Johns Crossing	NA / A+ / NA	16,048	4.0%	$20.69	9/30/2016
Canvas Systems	6625 The Corners Parkway	NA / NA / NA	15,221	3.8%	$20.69	8/31/2014
Nanolumens	6625 The Corners Parkway	NA / NA / NA	14,654	3.7%	$11.75	1/31/2012
Wells Fargo	6455 East Johns Crossing	A1 / AA- / AA-	11,457	2.9%	$21.25	7/31/2012
Vsoft	6455 East Johns Crossing	NA / NA / NA	11,133	2.8%	$22.22	10/31/2012
Conway Data	6625 The Corners Parkway	NA / NA / NA	7,438	1.9%	$18.00	7/31/2017
(1) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease or not.
(2) HCA lease has an early termination option dated August 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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LaSalle Select Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	54,664	13.7%	NAP	NAP	54,664	13.7%	NAP	NAP
2011 & MTM	0	0	0.0	$0	0.0%	54,664	13.7%	$0	0.0%
2012	4	39,153	9.8	705,554	10.4	93,817	23.5%	$705,554	10.4%
2013	3	11,043	2.8	233,822	3.8	104,860	26.2%	$939,376	13.9%
2014	1	15,221	3.8	314,922	4.7	120,081	30.0%	$1,254,298	18.5%
2015	0	0	0.0	0	0.0	120,081	30.0%	$1,254,298	18.5%
2016	5	141,158	35.3	2,935,230	35.3	261,239	65.4%	$4,189,528	61.9%
2017	1	7,438	1.9	133,884	1.9	268,677	67.2%	$4,323,412	63.8%
2018	1	31,822	8.0	572,796	8.5	300,499	75.2%	$4,896,208	72.3%
2019	0	0	0.0	0	0.0	300,499	75.2%	$4,896,208	72.3%
2020	1	99,142	24.8	1,875,767	27.7	399,641	100.0%	$6,771,975	100.0%
2021	0	0	0.0	0	0.0	399,641	100.0%	$6,771,975	100.0%
2022 & Beyond	0	0	0.0	0	0.0	399,641	100.0%	$6,771,975	100.0%
Total	16	399,641	100.0%	$6,771,975	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,436,756	$6,413,498	$6,599,430	$6,771,974	$16.95	80.7%
Vacant Income	0	0	0	1,129,917	2.83	13.5
Gross Potential Rent	$6,436,756	$6,413,498	$6,599,430	$7,901,891	$19.77	94.2%
Total Reimbursements	389,698	528,854	495,133	488,072	1.22	5.8
Other Income	11,235	5,898	4,859	4,859	0.01	0.1
(Vacancy/Credit Loss)	0	0	0	(1,426,294)	(3.57)	(17.0)
Effective Gross Income	$6,837,689	$6,948,249	$7,099,422	$6,968,528	$17.44	83.1%

Total Expenses	$2,575,714	$2,666,519	$2,684,704	$2,752,737	$6.89	39.5%

Net Operating Income	$4,261,975	$4,281,730	$4,414,717	$4,215,792	$10.55	60.5%

Total TI/LC, Capex/RR	0	0	0	506,842	1.27	7.3
Net Cash Flow	$4,261,975	$4,281,730	$4,414,717	$3,708,949	$9.28	53.2%
(1)	TTM represents the trailing twelve month period ending April 30, 2011.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties will be managed by TPA Realty Services, LLC. a third party management firm that is not affiliated with the sponsor.

Release of Properties. Borrower cannot release any property other than the 6455 East Johns Crossing property. Borrower may release or defease the portion of the loan pertaining to the 6455 East Johns Crossing property if (i) no event of default has occurred or is continuing, (ii) the amount of the loan to be partially defeased or prepaid is equal to $12,644,432.50, (iii) after release of the property, the DSCR of the then remaining properties based on the trailing twelve month period immediately preceding the release of the 6455 East Johns Crossing property shall be equal to or greater than the greater of (a) the combined DSCR for all of the properties including the 6455 East Johns Crossing property immediately preceding the release of the East Johns Crossing property based on the trailing twelve month period and (b) 1.39 to 1.0, (iv) after release of the 6455 East Johns Crossing property the LTV shall not be greater than 74.93% and (v) the 6455 East Johns Crossing property shall be conveyed to a person other than the borrower and the borrower shall continue to be a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

93 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

94 of 102

Structural and Collateral Term Sheet	JPMCC 2011-C5

Denver West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Structural and Collateral Term Sheet	JPMCC 2011-C5

Denver West Village

Mortgage Loan Information			Property Information
Mortgage Loan Seller:	JPMCB		Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$28,000,000		Title:	Fee
Cut-off Date Principal Balance:	$28,000,000		Property Type - Property Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%		Square Footage:	310,150
Loan Purpose:	Refinance		Location:	Lakewood, CO
Borrower:	Denver West Village, L.P.		Year Built/Renovated:	1997 / N/A
Sponsor:	The Mills Limited Partnership		Occupancy(1):	86.5%
Interest Rate:	5.03700%		Occupancy Date:	4/21/2011
Note Date:	6/29/2011		Number of Tenants:	29
Maturity Date:	7/1/2021		Historical Net Operating Income
Interest-only Period:	36 months		2008(1):	$3,491,479
Original Term:	120 months		2009(1):	$4,116,388
Original Amortization:	360 months		2010(1):	$4,279,506
Amortization Type:	IO-Balloon		UW Economic Occupancy:	91.7%
Call Protection:	L(26),Def(90),O(4)		UW Revenues:	$5,999,610
Lock Box:	Hard		UW Expenses:	$2,463,685
Additional Debt:	N/A		UW Net Operating Income(1):	$3,535,925
Additional Debt Balance:	N/A		UW Net Cash Flow:	$3,229,737
Additional Debt Type:	N/A		Appraised Value:	$45,000,000
			Appraisal Date:	6/12/2011

Escrows and Reserves			Financial Information
	Initial	Monthly	Cut-off Date Loan/SF:	$90
Taxes:	$376,057	$125,353	Cut-off Date LTV:	62.2%
Insurance(2):	$0	Springing	Maturity Date LTV:	55.1%
Replacement Reserves:	$5,686	$5,686	UW NCF DSCR:	1.78x
Other(3)(4):	$500,000	$25,000	UW NOI Debt Yield:	12.6%

(1) The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy shown above. Including the Cost Plus space, the property is 91.5% leased.
(2) The Monthly Insurance Escrow requirement is waived so long as no event of default has occurred and is continuing and the borrower insures the property under a blanket insurance policy reasonably acceptable to the lender.
(3) The Initial Other Escrows and Reserves represents the rollover reserve.
(4)The Monthly Other Escrows and Reserves represents the collection amount that is scheduled to commence on April 1, 2013 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Denver West Village

The Loan. The Denver West Village loan has an outstanding principal balance of $28.0 million and is secured by a first mortgage lien on an approximately 310,150 square foot anchored retail center located in Lakewood, Colorado. Following a 36-month interest only period, the ten-year loan amortizes based on a 30-year schedule. The property was developed by the Stevinson family in 1997 and in 2007 partial ownership of the property was sold to the sponsor. The proceeds of the first mortgage loan were used to repay existing debt of approximately $21.38 million, fund upfront reserves of approximately $881,000, pay closing and other costs of approximately $485,000 and return approximately $5.3 million of equity to the sponsors. The debt repaid proceeds of a loan that was originated in 2001, with an original principal balance of $24.1 million, and was securitized in MSDWC 2002-HQ.

The Borrower. The borrowing entity for the loan is Denver West Village, L.P., a Delaware limited partnership and special purpose entity.

The Sponsor. The sponsor of the borrower and nonrecourse carve-out guarantor is The Mills Limited Partnership, a subsidiary of a joint venture between Simon Property Group (“Simon”) and Farallon Capital Management, L.L.C. (“Farallon”). Simon Property Group (NYSE: SPG) is a publicly traded real estate investment trust and member of the S&P 500. Simon engages in investment, ownership and management of properties around the globe. The company owns or has an interest in 392 retail real estate properties comprising approximately 263 million square feet of gross leasable area in North America, Europe and Asia. As of June 30, 2011, Simon had total assets of approximately $24.5 billion and a market capitalization of approximately $64.6 billion.  Farallon is a global, San Francisco-based investment management company that manages discretionary equity capital, largely from institutional investors such as university endowments, foundations, and pension plans. In addition to Simon and Farallon, Kan Am and the Stevinson family hold ownership interests in the borrower. Kan Am is a closed end German syndication firm that acquired its interest in the property in 2007. The Stevinson family was the original developer of the property.

The Property.  Denver West Village is an approximately 310,150 square foot anchored retail center located in Lakewood, Colorado, approximately 10 miles west of downtown Denver. Located along Colfax Avenue at the southwest corner of Colorado Mills Boulevard and I-70, the property was developed in 1997 and is situated on approximately 39 acres. The property is anchored by Whole Foods Market, Bed Bath & Beyond, Office Max, Barnes & Noble, DSW Shoe Warehouse, Old Navy and a 12-screen United Artists Theatre. In addition, the property is situated directly across from Colorado Mills, an approximately 1.1 million square foot outlet mall that opened in 2002 and includes Last Call by Neiman Marcus, Saks Fifth Avenue OFF 5TH, Sports Authority, SuperTarget, Ann Taylor Factory Store, NIKE Factory Store, Off Broadway Shoe Warehouse, St. John Outlet, United Artists Theatres, and Oakley Vault.

Denver West Village is approximately 86.5% leased by 29 tenants as of April 21, 2011. The property’s historical occupancy has been above 98% for the past three years and has only dropped to 86.5% as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at a rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy of 86.5%. Including the Cost Plus space, the property is 91.5% leased. Total sales reported at the property for the year ending 2010 are approximately $272 per square foot with an occupancy cost of approximately 7.8%, with sales for in-line tenants less than 10,000 square feet reported at approximately $450 per square foot and an occupancy cost of approximately 8.8%.

The property’s location in Lakewood just off I-70, provides visibility and access from this highway. Denver West Village also has frontage along Colfax Avenue, which is a six lane road providing primary access to the property. There is approximately 4 million square feet of office, warehouse, lab and special use space occupied primarily by 26 different federal agencies in the immediate area, making this the largest concentration of federal agencies outside of Washington, D.C. As of 2010, in a 5-mile radius there were approximately 163,000 people over approximately 69,000 households with an average household income of approximately $76,000. The trade area for the Colorado Mills property per Simon encompasses over 1 million people in approximately 454,000 households with an average household income of approximately $72,000.

Per the appraiser, the property is in the West/Southwest submarket of Denver which has a vacancy rate of approximately 11.0% as of the 1st quarter of 2011. This compares to a vacancy in the competitive set of approximately 7.7% vacant. According to the appraiser, the property’s primary competition includes six properties: Colorado Mills, Interplaza West, Applewood Village, Westland Town Center, Lakewood City Commons and Belmar Center.

Interplaza West, located approximately 2.4 miles southwest of the property, is an approximately 319,000 square foot community center anchored by Home Depot, Kohl’s, Golfsmith and Staples. Applewood Village, located approximately 2.8 miles northeast of the property, is an approximately 362,000 square foot community center anchored by Walmart, King Soopers and PetSmart. Westland Town Center, located approximately 3 miles east of the property, is an approximately 477,000 square foot power center anchored by Lowe’s, Sears, Gordman’s, Dollar Tree, and Big Lots. Lakewood City Commons, located approximately 6.4 miles southeast of the property, is an approximately 271,000 square foot power center anchored by King Soopers, Ross, Michael’s, Petco, Office Max and Old Navy. Belmar Center, located approximately 6.7 miles southeast of the property, is an approximately 688,000 square foot lifestyle center anchored by Century Theatres, Whole Foods, Best Buy, Dick’s Sporting Goods, and Staples.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Denver West Village

Historical and Current Occupancy(1)(2)
2008	2009	2010	Current
99.6%	98.5%	99.5%	86.5%
(1)	Historical occupancies are as of December 31st of each respective year. Current occupancy is as of April 21, 2011.
(2)
The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten-year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy shown above. Including the Cost Plus space, the property is 91.5% leased.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Total SF	% of Total SF	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
United Artists Theatre	B2 / B+ / BB	51,789	16.7%	$14.89	$278,408	12/31/2017
Bed Bath & Beyond	NA / BBB+ / NA	36,273	11.7%	$9.75	$237	1/31/2013
Barnes & Noble	NA / NA / NA	26,246	8.5%	$12.00	NAV	1/31/2013
Office Max	B2 / B- / NA	24,000	7.7%	$10.50	$175	9/30/2012
Whole Foods Market	NA / BB+ / NA	23,627	7.6%	$10.45	$578	12/18/2012
DSW Shoe Warehouse	NA / NA / NA	16,117	5.2%	$19.00	$181	3/31/2019
Old Navy	Baa3 / BB+ / BBB-	15,676	5.1%	$18.15	$230	1/31/2013
Christy Sports	NA / NA / NA	8,548	2.8%	$18.50	NAV	4/30/2018
On The Border	NA / NA / NA	7,845	2.5%	$11.22	$319	12/31/2012
Macaroni Grill	NA / NA / NA	7,342	2.4%	$11.99	$449	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represent sales for the year ended December 31, 2010. Sales for the United Artists Theatre are for the trailing twelve months ending July 2011 and are sales per screen based on 12 screens.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,869	13.5%	NAP	NAP	41,869	13.5%	NAP	NAP
2011 & MTM	1	1,310	0.4	$35,370	0.9%	43,179	13.9%	$35,370	0.9%
2012	5	64,176	20.7	731,966	18.0	107,355	34.6%	$767,336	18.9%
2013	10	100,105	32.3	1,372,829	33.7	207,460	66.9%	$2,140,165	52.6%
2014	1	6,550	2.1	96,809	2.4	214,010	69.0%	$2,236,974	55.0%
2015	5	7,894	2.5	250,937	6.2	221,904	71.5%	$2,487,911	61.2%
2016	1	1,307	0.4	36,596	0.9	223,211	72.0%	$2,524,507	62.1%
2017	2	54,985	17.7	851,613	20.9	278,196	89.7%	$3,376,120	83.0%
2018	3	15,837	5.1	385,916	9.5	294,033	94.8%	$3,762,036	92.5%
2019	1	16,117	5.2	306,223	7.5	310,150	100.0%	$4,068,259	100.0%
2020	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
2021	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
2022 & Beyond	0	0	0.0	0	0.0	310,150	100.0%	$4,068,259	100.0%
Total	29	310,150	100.0%	$4,068,259	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Denver West Village

Operating History and Underwritten Net Cash Flow
	2008(1)	2009(1)	2010(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$3,916,581	$4,356,889	$4,466,789	$4,068,259	$13.12	62.2%
Vacant Income	0	0	0	539,824	1.74	8.3
Gross Potential Rent	$3,916,581	$4,356,889	$4,466,789	$4,608,083	$14.86	70.5%
Total Reimbursements/Escalation	1,969,345	2,191,799	2,210,610	1,931,351	6.23	29.5
Net Rental Income	$5,885,926	$6,548,688	$6,677,399	$6,539,433	$21.08	100.0%
(Vacancy/Credit Loss)	(5,565)	(53,309)	(26,375)	(539,824)	(1.74)	(8.3)
Other Income	30	506	0	0	0.00	0.0
Effective Gross Income	$5,880,391	$6,495,885	$6,651,024	$5,999,610	$19.34	91.7%

Total Expenses	$2,388,912	$2,379,497	$2,371,518	$2,463,685	$7.94	41.1%

Net Operating Income	$3,491,479	$4,116,388	$4,279,506	$3,535,925	$11.40	58.9%

Total TI/LC, Capex/RR	0	0	0	306,188	0.99	5.1
Net Cash Flow	$3,491,479	$4,116,388	$4,279,506	$3,229,737	$10.41	53.8%
(1) The property’s historical occupancy dropped from 99.5% in 2010 to its current level primarily as a result of 40,371 square feet of space becoming vacant after Ultimate Electronics filed for bankruptcy and vacated the property in April 2011. Approximately 15,371 square feet of the Ultimate Electronics space has already been re-leased to Cost Plus for a ten -year term at an initial rent of $14.50 per square foot. The Cost Plus space is not included in the underwriting or in the occupancy. Including the Cost Plus space, the property is 91.5% leased.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. Denver West Village is managed by Simon Management Associates II, LLC, an affiliate of Simon.

Release. The borrower is permitted to release immaterial or non-income producing portions of the property, provided that such releases will not have a material adverse effect on the property. No prepayment is required in connection with such releases unless the loan-to-value ratio of the remaining property is greater than 125%, in which case the borrower must prepay the loan (without payment of any prepayment penalty) by an amount not less than the least of the following: (i) if the transferred portion of the property is sold, the net proceeds of an arms-length sale to an unaffiliated third party, (ii) the fair market value of the release parcel at the time of the release or (iii) an amount such that the loan-to-value ratio does not increase after the release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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Contacts

Syndicate & Trading
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Kevin Benson Executive Director	kevin.e.benson@jpmorgan.com	(212) 834-3813

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Kamran Sheikh Vice President	kamran.sheikh@jpmorgan.com	(212) 272-3473

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
J.P.Morgan

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